                                                                     EXHIBIT 2.1

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                       ASSET AND SHARE PURCHASE AGREEMENT

                                 by and between

                           BENCHMARK ELECTRONICS, INC.

                                       and

                            ACT MANUFACTURING, INC.,

                       ACT MANUFACTURING SECURITIES CORP.,

                      ACT MANUFACTURING U.S. HOLDINGS, LLC,

                                       and

                              CMC INDUSTRIES, INC.


                            Dated as of July 2, 2002


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

                                TABLE OF CONTENTS

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
ARTICLE I DEFINITIONS...............................................................................2

ARTICLE II PURCHASE AND SALE OF ACQUIRED ASSETS.....................................................8
     Section 2.1       Purchase and Sale of Acquired Assets.........................................8
     Section 2.2       Purchase and Sale of Assumed Contracts.......................................9
     Section 2.3       Purchase and Sale of Purchased Shares........................................9
     Section 2.4       Cancellation of Inter-Company Obligations...................................10

ARTICLE III PURCHASE PRICE; PAYMENT OF PURCHASE PRICE;  ALLOCATION OF PURCHASE PRICE...............10
     Section 3.1       Purchase Price; Payment of Purchase Price...................................10
     Section 3.2       Allocation of Purchase Price for Bidding Purposes...........................11
     Section 3.3       Special Provisions relating to Acquired Assets..............................11

ARTICLE IV CLOSING.................................................................................13
     Section 4.1       Closing.....................................................................13
     Section 4.2       Deliveries by the Sellers at the Closing....................................13
     Section 4.3       Deliveries by the Purchaser at the Closing..................................14
     Section 4.4       Further Assurances..........................................................15

ARTICLE V BANKRUPTCY COURT MATTERS.................................................................15
     Section 5.1       Bankruptcy Court Orders.....................................................15

ARTICLE VI REPRESENTATIONS OF THE SELLERS..........................................................15
     Section 6.1       Existence and Good Standing.................................................15
     Section 6.2       Authorization and Validity of Agreement.....................................16
     Section 6.3       Consents and Approvals; No Violations.......................................16
     Section 6.4       Compliance with Laws........................................................17
     Section 6.5       Broker's or Finder's Fees...................................................17
     Section 6.6       Litigation..................................................................17
     Section 6.7       Acquired Assets.............................................................17
     Section 6.8       Insurance Coverage..........................................................18
     Section 6.9       Ownership of the Purchased Shares...........................................18
     Section 6.10      Share Capital...............................................................18
     Section 6.11      Subsidiaries and Investments................................................19
     Section 6.12      Financial Statements of ACT-Thailand........................................20
     Section 6.13      Financial Statements of ACT-UK..............................................21
     Section 6.14      Liabilities.................................................................21
     Section 6.15      Books and Records...........................................................22
     Section 6.16      Owned Real Property.........................................................22
     Section 6.17      Leased Real Property........................................................22
     Section 6.18      Material Contracts..........................................................22
     Section 6.19      Employee Relations..........................................................24

                                       (i)
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     Section 6.20      Bank Accounts and Powers of Attorney........................................24
     Section 6.21      Existing Obligations........................................................24
     Section 6.22      Inactive Companies..........................................................25
     Section 6.23      Fisher-Rosemount Acquisition................................................25
     Section 6.24      Changes in Employee Benefits since December 21, 2001........................25

ARTICLE VII REPRESENTATIONS OF THE PURCHASER.......................................................25
     Section 7.1       Representations of the Purchaser............................................25
     Section 7.2       Existence and Good Standing; Authorization and Validity of Agreement........26
     Section 7.3       Consents and Approvals; No Violations.......................................26
     Section 7.4       Litigation..................................................................26
     Section 7.5       Available Funds.............................................................27
     Section 7.6       Broker's or Finder's Fees...................................................27
     Section 7.7       Knowledge of Purchaser......................................................27

ARTICLE VIII ADDITIONAL AGREEMENTS.................................................................27
     Section 8.1       Operation of Purchased Subsidiaries.........................................27
     Section 8.2       Review of the Company and the Purchased Subsidiaries; Confidentiality.......30
     Section 8.3       Reasonable Efforts; Cooperation; Consents and Approvals.....................30
     Section 8.4       Sale Procedures.............................................................31
     Section 8.5       Public Disclosure...........................................................31
     Section 8.6       Books and Records...........................................................31
     Section 8.7       Access to Records and Certain Personnel.....................................31
     Section 8.8       Tax Refunds.................................................................32

ARTICLE IX CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER..........................................32
     Section 9.1       Conditions to the Purchaser's Obligations...................................32
     Section 9.2       Representations and Warranties..............................................32
     Section 9.3       Performance of Agreements...................................................33
     Section 9.4       No Injunction...............................................................33
     Section 9.5       Statutes....................................................................33
     Section 9.6       Governmental and Other Approvals............................................33
     Section 9.7       Bankruptcy Matters..........................................................33
     Section 9.8       FIRPTA Certificate..........................................................33
     Section 9.9       No Material Adverse Change..................................................33
     Section 9.10      Release of Liens............................................................34
     Section 9.11      Lemelson Sublicense for ACT-Thailand and ACT UK.............................34
     Section 9.12      NatWest Facility............................................................34
     Section 9.13      Assumed Contracts...........................................................34

ARTICLE X CONDITIONS TO THE OBLIGATIONS OF THE SELLERS.............................................34
     Section 10.1      Conditions to the Sellers' Obligations......................................34
     Section 10.2      Representations and Warranties..............................................34
     Section 10.3      Performance of Agreements...................................................35
     Section 10.4      No Injunction...............................................................35

                                      (ii)

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     Section 10.5      Statutes....................................................................35
     Section 10.6      Governmental Approvals......................................................35
     Section 10.7      Bankruptcy Matters..........................................................35

ARTICLE XI NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES; TERMINATION.............................35
     Section 11.1      No Survival of Representations or Warranties................................35
     Section 11.2      Events of Termination.......................................................35
     Section 11.3      Effect of Termination.......................................................36
     Section 11.4      Exclusive Remedy............................................................37
     Section 11.5      Non-Limitations of Remedies.................................................37

ARTICLE XII MISCELLANEOUS..........................................................................37
     Section 12.1      Expenses; Fees..............................................................37
     Section 12.2      Transfer Taxes..............................................................37
     Section 12.3      Applicable Law..............................................................37
     Section 12.4      Jurisdiction; Waiver of Jury Trial..........................................38
     Section 12.5      Captions; Headings; Table of Contents.......................................38
     Section 12.6      Notices.....................................................................38
     Section 12.7      Assignment; Parties in Interest.............................................39
     Section 12.8      Counterparts................................................................40
     Section 12.9      Entire Agreement............................................................40
     Section 12.10     Severability; Enforcement...................................................40
     Section 12.11     Amendments, Waiver..........................................................40
     Section 12.12     No Strict Construction......................................................40
     Section 12.13     Third Party Beneficiaries...................................................40

EXHIBITS

Exhibit A     Form of Bill and Sale
Exhibit B     Form of Assignment and Assumption Agreement
Exhibit C     Sales Procedures Order
Exhibit D     Approval Order

SCHEDULES
Schedule 2.2(a)(i)         Assumed Contracts
Schedule 2.4               Assumed Intercompany Receivables
Schedule 3.2               Allocation of Purchase Price for Bidding Purposes
Schedule 6.1               Existence and Good Standing
Schedule 6.3               Consents and Approvals
Schedule 6.4               Compliance with Laws
Schedule 6.5               Broker's or Finder's Fees
Schedule 6.6               Litigation
Schedule 6.7               Insurance

                                      (iii)

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
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
Schedule 6.8(a)            Ownership of ACT-Thailand Shares
Schedule 6.8(b)            Ownership of ACT UK Shares
Schedule 6.9(a)            Share Capital of ACT Thailand
Schedule 6.9(b)            Share Capital of ACT UK
Schedule 6.10(a) and (b)   Subsidiaries of ACT Thailand
Schedule 6.10(c)           Investments of ACT Thailand
Schedule 6.10(d) and (e)   Subsidiaries of ACT-UK
Schedule 6.10(f)           Investments by ACT-UK
Schedule 6.13(a)           ACT-Thailand Liabilities
Schedule 6.13(b)           ACT-UK Liabilities
Schedule 6.15(a)           Owned Real Property - ACT Thailand
Schedule 6.15(b)           Owned Real Property - ACT-UK
Schedule 6.16(a)           Leased Real Property - ACT Thailand
Schedule 6.16(b)           Leased Real Property - ACT UK
Schedule 6.17(a)           Material Contracts of ACT Thailand
Schedule 6.17(b)           Material Contracts of ACT UK
Schedule 6.18(a)           Employee Relations -ACT Thailand
Schedule 6.18(b)           Employee Relations - ACT UK
Schedule 6.19(a)           Bank Accounts and Powers of Attorney of ACT Thailand
Schedule 6.19(b)           Bank Accounts and Powers of Attorney of ACT UK
Schedule 6.23              Changes in Employee Benefits since December 21, 2001

                                      (iv)

                       ASSET AND SHARE PURCHASE AGREEMENT

        ASSET AND SHARE PURCHASE AGREEMENT (this "AGREEMENT"), dated as of July 2, 2002, by and between Benchmark Electronics, Inc., a Texas corporation (the "PURCHASER"), and ACT Manufacturing, Inc., a Massachusetts corporation (the "COMPANY"), ACT Manufacturing Securities Corp., a Massachusetts corporation ("ACT SECURITIES"), ACT Manufacturing U.S. Holdings, LLC, a Delaware limited liability company "ACT LLC"), and CMC Industries, Inc., a Delaware corporation ("CMC", and together with the Company, ACT Securities and ACT LLC, collectively, the "SELLERS"). The Sellers and the Purchaser are at times referred to herein each as a "PARTY" and, collectively, as the "PARTIES." Other capitalized terms used herein are defined in Article I.

                              W I T N E S S E T H:
                              - - - - - - - - - -

        WHEREAS, on December 21, 2001 (the "FILING DATE"), the Sellers filed the Chapter 11 Cases with the Bankruptcy Court under Chapter 11 of the Bankruptcy Code, and have continued in possession of their assets and in the management of their businesses pursuant to Sections 1107 and 1108 of the Bankruptcy Code;

        WHEREAS, the Purchaser desires to purchase certain assets and assume certain contracts of the Sellers, and the Sellers desire to sell such assets and assign such contracts to the Purchaser on the terms and conditions set forth in this Agreement and in accordance with Sections 105, 363, 365 and 1146 of the Bankruptcy Code and other applicable provisions of the Bankruptcy Code;

        WHEREAS, the Company owns all of the issued and outstanding capital stock (the "ACT-UK SHARES") of ACT Manufacturing Holdings UK Limited, a company organized under the laws of England and Wales ("ACT-UK"), which owns all of the issued and outstanding capital stock of ACT Manufacturing UK Limited, a company organized under the laws of England and Wales;

        WHEREAS, the Company owns 68,370,918 shares, constituting at least 99.77% of the issued and outstanding capital stock (the "ACT-THAILAND SHARES") of ACT Manufacturing (Thailand) Public Company Limited, a company organized under the laws of Thailand ("ACT-THAILAND", and together with ACT UK, the "PURCHASED SUBSIDIARIES"), which owns all of the issued and outstanding share capital of GSS Array Technology, Inc., a Delaware corporation, GSS Array Technology Limited, a company organized under the laws of England and Wales, ACT Manufacturing (S) Pte. Ltd., a company organized under the laws of the Republic of Singapore ("ACT-SINGAPORE"), Array Technology International, Inc., a company organized under the laws of the British Virgin Islands and Array Technology Holdings, Inc., a company organized under the laws of the British Virgin Islands;

        WHEREAS, the Purchaser desires to purchase, and the Company desires to sell, the ACT-UK Shares and ACT-Thailand Shares (collectively, the "PURCHASED SHARES") on the terms and conditions set forth in this Agreement and in accordance with Sections 105, 363, 365 and 1146 of the Bankruptcy Code and other applicable provisions of the Bankruptcy Code;

        NOW, THEREFORE, in consideration of the premises and in consideration of the representations, warranties, and covenants herein contained, and for other good and valuable consideration described herein, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

        "ACCOUNTING STANDARDS" when referring to UK GAAP means statements of standard accounting practice (including financial reporting standards) issued pursuant to Section 256 of the Companies Act by the Accounting Standard Board Limited (no. 2526824) or such other body prescribed by the Secretary of State from time to time pursuant to Section 256, Company Act 1985.

        "ACQUIRED ASSETS" has the meaning set forth in Section 2.1(a).

        "ACQUIRED ASSETS EXCLUSION RIGHT" has the meaning set forth in Section 3.3.

        "ACQUIRED ASSETS PURCHASE PRICE" has the meaning set forth in Section 3.1(a).

        "ACT-FRANCE" has the meaning set forth in the definition of Excluded Subsidiaries.

        "ACT-IRELAND" has the meaning set forth in the definition of Excluded Subsidiaries.

        "ACT LLC" has the meaning set forth in the preamble.

        "ACT SECURITIES" has the meaning set forth in the preamble.

        "ACT-SINGAPORE" has the meaning set forth it the fourth recital.

        "ACT-THAILAND" has the meaning set forth in the fourth recital.

        "ACT-THAILAND SHARES" has the meaning set forth in the fourth recital.

        "ACT-UK" has the meaning set forth in the third recital.

        "ACT-UK SHARES" has the meaning set forth in the third recital.

        "AFFILIATE" means, with respect to any Person, any other Person which, directly or indirectly, through one (1) or more intermediaries, controls, or is controlled by, or is under common control with, such first Person. As used herein, the term "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

        "AGREEMENT" has the meaning set forth in the preamble.

        "ANCILLARY AGREEMENTS" means the Escrow Agreement and, if applicable, the (x) the Bill of Sale and/or (y) the Assignment and Assumption Agreement.

        "APPROVAL ORDER" means a form of order substantially in the form set forth in Exhibit D.

        "ASSIGNMENT AND ASSUMPTION AGREEMENT" has the meaning set forth in
Section 4.3(ii).

        "ASSUMED CONTRACTS" has the meaning set forth in Section 2.2(a).

        "ASSUMED CONTRACTS PURCHASE PRICE" has the meaning set forth in Section 3.2.

        "ASSUMED INTERCOMPANY RECEIVABLES" has the meaning set forth in Section 2.4.

        "ASSUMED LIABILITIES" has the meaning set forth in Section 2.2(b).

        "BANKRUPTCY ACTIONS" means any claim or cause of action arising under the Bankruptcy Code including, without limitation, claims or causes of action arising under sections 506(a), 542, 544, 546, 547, 548, 549 and 550 of the
Bankruptcy Code and equivalent or analogous state law actions.

        "BANKRUPTCY CODE" means the Bankruptcy Reform Act of 1978, as heretofore and hereinafter amended, and codified as 11 U.S.C. Section 101, ET SEQ.

        "BANKRUPTCY COURT" means the United States Bankruptcy Court for the District of Massachusetts, Western Division, or any other court, having jurisdiction over the Chapter 11 Cases from time to time.

        "BILL OF SALE" has the meaning set forth in Section 4.2(i).

        "BUSINESS" means any and all business activities of any kind that are conducted by the Sellers and/or the Purchased Subsidiaries as of the Closing Date, but excluding the business of the Excluded Subsidiaries.

        "BUSINESS DAY" means any day except a Saturday, a Sunday or other day on which commercial banks are required or authorized to close in Boston, Massachusetts.

        "CHAPTER 11 CASES" means the Chapter 11 cases of Sellers pending in the Bankruptcy Court, Case Nos. 01-47641-JBR through 01-47644-JBR.

        "CLOSING" has the meaning set forth in Section 4.1.

        "CLOSING DATE" has the meaning set forth in Section 4.1.

        "CLOSING PAYMENT" has the meaning set forth in Section 3.1(d).

        "CMC" has the meaning set forth in the preamble.

        "CODE" means the Internal Revenue Code of 1986, as amended, together with the Treasury regulations promulgated thereunder.

        "COMPANY" has the meaning set forth in the preamble.

        "CONFIDENTIALITY AGREEMENT" has the meaning; set forth in Section 8.2.

        "CONTRACT" has the meaning set forth in Section 6.3.

        "CREDIT AGREEMENT" means the Credit Agreement dated as of June 29, 2000, as amended, among the Company, as Parent Borrower, Credit Suisse First Boston, as Syndication Agent, Societe General, as Documentation Agent, The Chase Manhattan Bank, as Administrative Agent, and the several Lenders from time to time parties thereto, as the same is in effect from time to time.

        "DEPOSIT" has the meaning set forth in Section 3.1(c).

        "DETERMINATION DATE" has the meaning set forth in Section 2.1(a)(iii).

        "DIP CREDIT AGREEMENT" means the Revolving Credit and Guaranty Agreement, dated as of January 25, 2002, as amended, among the Sellers and JP Morgan Chase Bank and each of the other lenders party thereto, providing for a debtor-in-possession credit facility in an amount of up to $20 million, as the same is in effect from time to time.

        "DOLLARS" or "$" means the currency of the United States of America, unless otherwise specified.

        "EQUIPMENT" has the meaning set forth in Section 2.1(a)(iii).

        "ESCROW AGREEMENT" has the meaning as set forth in Section 3.1(c).

        "EXCLUDED ASSETS" means all of the assets, properties and business of the Sellers other than the Acquired Assets, if any, the Assumed Contracts, if any, and the Purchased Shares.

        "EXCLUDED SUBSIDIARIES" means ACT Securities, ACT LLC, Advanced Component Technologies Limited, a corporation organized under the laws of Ireland ("ACT-IRELAND"), ACT France Holdings SAS, a corporation organized under the laws of France ("ACT-FRANCE") and each of its direct and indirect Subsidiaries, and CMC and each of its direct and indirect Subsidiaries.

        "FILING DATE" has the meaning set forth in the first recital.

        "FISHER ROSEMOUNT ACQUISITION AGREEMENT" means the Business Sale Agreement between ACT-UK, Fisher-Rosemount Manufacturing Limited,
Fisher-Rosemount Europe Middle East & Africa GmbH, Fisher Rosemount Limited and Company dated July 2, 2001.

        "GOVERNMENTAL AUTHORITY" means any foreign, United States federal, state or local government, political subdivision or governmental, regulatory or administrative authority, body, agency, board, bureau, commission, department, instrumentality or court, quasi-governmental authority, self-regulatory organization or stock exchange.

        "GUARANTOR" has the meaning set forth in the preamble.

        "HONEYWELL SETTLEMENT AGREEMENT" means the Honeywell Settlement Agreement and Release among ACT-Thailand, the Company and Honeywell International, Inc. dated April 8, 2002.

        "HSR ACT" means the Hart- Scott- Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

        "INDEBTEDNESS" of any Person means and includes (i) indebtedness for borrowed money or indebtedness issued or incurred in substitution or exchange for indebtedness for borrowed money, (ii) amounts owing as deferred purchase price for property or services, including all seller notes and "earn-out" payments, (iii) indebtedness evidenced by any note, bond, debenture, mortgage or other debt instrument or debt security, (iv) commitments or obligations by which such Person assures a creditor against loss (including contingent reimbursement obligations with respect to letters of credit), (v) indebtedness secured by a Lien on assets or properties of such Person, other than Permitted Liens, (vi) obligations or commitments to repay deposits or other amounts advanced by and owing to third parties, (vii) obligations under any interest rate, currency or other hedging agreement or (viii) guarantees or other contingent liabilities (including so called take-or-pay agreements) with respect to any indebtedness, obligation, claim or liability of any other Person of a type described in clauses (i) through (vii) above Indebtedness shall not, however, include accounts payable to trade creditors and accrued expenses arising in the ordinary course of business consistent with past practice and shall not include the endorsement of negotiable instruments for collection in the ordinary course of business.

        "INVENTORY" has the meaning set forth in Section 2.1(a)(i).

        "INVENTORY PROJECTION" has the meaning set forth in Section 6.7(c).

        "KNOWLEDGE OF THE PURCHASER" or "KNOWN TO THE PURCHASER" means the actual knowledge of any one or more of the Purchaser and its Affiliates.

        "KNOWLEDGE OF THE SELLERS" or "KNOWN TO THE SELLERS" means the actual knowledge of any one or both of John A. Pino and Christopher Gorgone, in their capacities as officers of the Sellers; provided, that with respect to the Purchased Entities "KNOWLEDGE OF THE SELLERS" means the actual knowledge of the Sellers based solely upon one or more certificates dated as of the date hereof of an officer or other management personnel of the Purchased Subsidiaries, without independent investigation.

        "LAW" or "LAWS" means any and all statute, laws, ordinances, proclamations, regulations, orders, decrees, consent decrees and rules of any Governmental Authority, in each case, as amended and in effect from time to time.

        "LEMELSON LICENSE" means the license agreement between the Company and The Lemelson Foundation Partnership dated February 7, 2000 as amended by an amendment dated November 28, 2000.

        "LIENS" means all liens, claims, judgments, licenses, subleases, encumbrances, mortgages, pledges, security interests, conditional sales agreements, charges, options, rights of first refusal, reservations, restrictions or other encumbrances or defects in title of any kind.

        "MATERIAL ADVERSE EFFECT" or "MATERIAL ADVERSE CHANGE" means (i) when used with respect to any Transaction Party, any change or effect that is materially adverse (A) to the business, assets, liabilities, condition (financial or otherwise), or results of operations of such Transaction Party and/or (B) on the ability (including any material delay) to perform its respective obligations, if any, hereunder or under any Ancillary Agreement to which it is a party, or (ii) when used with respect to the Purchaser any materially adverse change in or effect on (including any material delay) the ability of the Purchaser to perform its obligations hereunder or under any Ancillary Agreement to which it is a party, in each case, excluding any such changes or effects resulting from, relating to or arising in connection with or out of (a) changes in general economic conditions, (b) changes generally affecting the industry of the Sellers, (c) the public announcement or proposed consummation of this Agreement, (d) the status of Sellers as entities operating under the Bankruptcy Code, including without limitation the loss or decrease in business from existing or potential customers, or (e) the acts or omissions of the Purchaser or any of its Affiliates.

        "NATWEST FACILITY" means the letter of advice of borrowing terms for ACT-UK from NatWest Corporate Banking Services dated July 2, 2001 together with all related agreements, arrangements or understandings in connection with any indebtedness or facilities held by ACT-UK or ACT Manufacturing UK Limited with the NatWest Bank.

        "ORDER" means any judgment, order, injunction, decree, writ, permit or license of any Governmental Authority or any arbitrator.

        "PARTY" or "PARTIES" has the meaning set forth in the Preamble.

        "PERMITTED LIENS" means (a) Liens for Taxes not yet due and payable or due but not delinquent and (b) statutory Liens arising by operation of Law (such as carriers', warehouse-men's, mechanics' liens and other similar Liens arising in the ordinary course of business).

        "PERSON" means and includes any individual, any legal entity, including, without limitation, any partnership, joint venture, corporation, limited liability company, trust, or unincorporated organization, and any Governmental Authority.

        "PURCHASE PRICE" has the meaning set forth in Section 3.1(a).

        "PURCHASED ENTITIES" means, collectively, the, Purchased Subsidiaries and their respective Subsidiaries and "PURCHASED ENTITY" means any of the Purchased Entities.

        "PURCHASED SHARES" has the meaning set forth in the fifth recital.

        "PURCHASED SHARES PURCHASE PRICE" has the meaning set forth in Section 3.2.

        "PURCHASED SUBSIDIARIES" has the meaning set forth in the fourth recital.

        "PURCHASER" has the meaning set forth in the Preamble.

        "RECEIVABLES" has the meaning set forth in Section 2.1(a)(ii).

        "RECEIVABLES PROJECTION" has the meaning set forth in Section 6.7(b).

        "SALES PROCEDURES ORDERS" are set forth in Exhibit C.

        "SELLERS" has the meaning set forth in the preamble.

        "SINGAPORE FACILITY AGREEMENT" means the Facility Agreement dated April 25, 2001 between ACT-Singapore and Standard Chartered Bank, Singapore Branch.

        "SUBSIDIARY" means, with respect to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is owned by such Person directly or indirectly through one or more Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person directly or indirectly through one or more Subsidiaries of such Person has more than a 50% equity interest.

        "TAX" or "TAXES" means (i) any foreign, United States federal, state or local income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including all estimated taxes, deficiency assessments and any interest, penalty or addition thereto; (ii) any liability by Contract or agreement for the payment of any amount of the type described in clause (i) as a result of the Company of any Subsidiary of the Company being a successor to or transferee of any other Person; and (iii) any liability for the payment of any amount described in clause (i) as a result of the Company or any Subsidiary of the Company being a member of any affiliated, consolidated, combined, unitary or similar group.

        "THAI BALANCE SHEET" has the meaning set forth in Section 6.12(a).

        "THAI CREDIT AGREEMENT" means the Credit Facilities Agreement between ACT Manufacturing (Thailand) Public Company Limited, the Thai Farmers Bank Public Company Limited and the Bank of Ayudhya Public Company Limited, dated as of March 29, 2001 as amended by Amendment No. 1 dated as of April 19, 2001.

        "THAI GAAP" has the meaning set forth in Section 6.12(a).

        "THAILAND KEY EMPLOYEE RETENTION PLAN" means the Key Employee Retention Plan relating to the retention of employees employed by ACT-Thailand or any Subsidiary.

        "THAI MAY BALANCE SHEET" has the meaning set forth in Section 6.12(a).

        "TRANSACTION PARTIES" means, collectively, the Sellers, ACT-UK and its direct and indirect Subsidiaries, and ACT-Thailand and its direct and indirect Subsidiaries and "TRANSACTION PARTY" means any of the Transaction Parties.

        "TRANSFER TAXES" shall mean any federal, state, county, local, foreign and other transfer, conveyance, bulk-transfer, documentary transfer, recording or similar Tax, fee or charge imposed upon the sale, transfer or assignment of property or any interest therein, or the recording thereof, but such term shall not include any Tax on, based upon or measured by any income, gain or profit from such sale, assignment or transfer.

        "UK BALANCE SHEET" has the meaning set forth in Section 6.13(a).

        "UK GAAP" has the meaning set forth in Section 6.13(a).

        "UK KEY EMPLOYEE RETENTION PLAN" means the Key Retention Plan relating to the retention of employees employed by ACT-UK or any Subsidiary.

        "UK MAY BALANCE SHEET" has the meaning set forth in Section 6.13(a).

        "US GAAP" means the United States generally accepted accounting principles, applied consistently.

                                   ARTICLE II
                      PURCHASE AND SALE OF ACQUIRED ASSETS

        Section 2.1 PURCHASE AND SALE OF ACQUIRED ASSETS. (a) Upon the terms and subject to the conditions of this Agreement, the Purchaser shall purchase from the Sellers, and the Sellers shall grant, transfer, sell, convey, assign and deliver to the Purchaser, as a good faith purchaser for value within the meaning of Section 363(m) of the Bankruptcy Code, free and clear of all Liens, other than Permitted Liens, the following assets of the Sellers (collectively, the "ACQUIRED ASSETS"):

                (i) all raw materials, work-in process, finished goods, supplies and inventory of the Sellers (collectively, the "INVENTORY"), and all computer records and other records relating to the foregoing;

                (ii) all (x) accounts receivable of the Sellers (subject to offsets and amounts owed to customers associated with such receivables, which shall be credited and applied by the Purchaser against such receivables) and (y) notes receivable (excluding those notes receivable set forth on Schedule 2.1(a)(ii)) with maturities of less than ninety
        (90) days of the Sellers (subject to offsets and amounts owed to customers associated with such notes, which shall be credited and applied by the Purchaser against such notes), in each case less than ninety (90) days past due as of the Closing Date (the validity or amount of which is not in dispute by the relevant obligor) (collectively, the "RECEIVABLES"), provided, that Receivables shall exclude the Assumed Intercompany Receivables; and provided further that once Purchaser receives (net of offsets and amounts owed to customers) Eight Million Two Hundred Thousand Dollars ($8,200,000) of proceeds from the collection of the Receivables and the sale of the Inventory, Purchaser shall assign to the Sellers a fifty percent (50%) interest in all its rights, title and interest in any other Receivables and Inventory (and proceeds thereon) in excess of Eight Million Two Hundred Thousand Dollars ($8,200,000);

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                (iii)   all personal property and interests therein owned by the
        Sellers, including, without limitation, vehicles, machinery, equipment, furniture, office equipment, tools and other tangible property, (collectively, the "EQUIPMENT"), and all computer records and other records relating to the foregoing.

        Notwithstanding any other provision in this Agreement to the contrary, the Purchaser shall remove or otherwise dispose of the Inventory and Equipment located at the Sellers' premises by the later of (a) the Closing Date, or (b) August 15, 2002 or (c) such later date determined by the Bankruptcy Court as the deadline to assume or reject those leases of non-residential real property that are the subject of the Sellers' July 1, 2002 motion to extend time to assume or reject such leases (the "DETERMINATION DATE"). In the event that Purchaser has not removed or disposed of any Inventory or Equipment by the Determination Date then Purchaser shall deliver a written notice to Sellers specifying such Inventory and Equipment that has not been removed or disposed of, and execute all such deeds, bills of sale, enforcements, assignments and other good and sufficient instruments of sale transfer, conveyance and assignment as shall be necessary to transfer, convey and assign to the Sellers such remaining Inventory and Equipment and Sellers shall accept such assignment and conveyance of such remaining Inventory and Equipment.

        Section 2.2 PURCHASE AND SALE OF ASSUMED CONTRACTS. Upon the terms and subject to the conditions of this Agreement, the Purchaser shall purchase from the Sellers, and the Sellers shall grant, transfer, sell, convey, assign and deliver to the Purchaser, as a good faith purchaser for value within the meaning of Section 363(m) of the Bankruptcy Code, free and clear of all Liens, other than Permitted Liens, all rights of the Sellers under all executory contracts and unexpired leases, if any, set forth on Schedule 2.2(a) and all contract rights thereunder except for such contracts that are no longer in effect (the "ASSUMED CONTRACTS").

        (b) In the event of the purchase and sale hereunder of any Assumed Contracts, then upon the terms and subject to the conditions of this Agreement (including but not limited to the Sellers' satisfaction of their respective assumption obligations with respect to the Assumed Contracts pursuant to Section 5.1(c)), from and after the Closing, the Purchaser will assume and agree to pay, perform and discharge when due the following (collectively, the "ASSUMED LIABILITIES"):

                (i) the payment or satisfaction of any amounts necessary to cure any defaults and arrearages that exist on the Closing Date under the Assumed Contracts;

                (ii) all liabilities, commitments and obligations of any and all of the Sellers arising or due from and after the Closing Date under or in connection with the Assumed Contracts; and

                (iii) all liabilities, commitments and obligations under the Thai Credit Agreement and Singapore Facility Agreement.

        Section 2.3 PURCHASE AND SALE OF PURCHASED SHARES. Upon the terms and subject to the conditions of this Agreement, the Company agrees to sell, assign, transfer and deliver to the Purchaser on the Closing Date, and the Purchaser agrees to purchase from the Company on the

Closing Date, the ACT-UK Shares and the ACT-Thailand Shares, in each case, free and clear of all Liens. The certificates representing the Purchased Shares shall be duly endorsed in blank, or accompanied by either stock powers duly executed in blank by the Company or such other instruments of transfer as are reasonably acceptable to the Purchaser in each case, with all necessary Transfer Tax and other revenue stamps, acquired at the Purchaser's expense (or if paid by the Company, to be reimbursed by the Purchaser at the Closing) affixed and canceled.

        Section 2.4 CANCELLATION OF INTER-COMPANY OBLIGATIONS. Except for those inter-company obligations set forth in further detail on Schedule 2.4 (collectively, the "ASSUMED INTERCOMPANY RECEIVABLES"), all accounts receivable, notes receivable, inter-company payables, causes of action, lawsuits, claims and demands of any kind or nature (including, without limitation, Bankruptcy Actions and all causes of action, lawsuits, claims and demands that any Seller and/or its bankruptcy estate may have against all current and former officers and directors of each Purchased Entity, in their capacity as such, arising subsequent to December 20, 2001, that are not covered by the Sellers' officers and directors insurance policies and that are subject to an indemnification obligation of a Purchased Entity, whether by Contract (in existence on the date hereof), applicable Law or the relevant organizational documents of such Purchased Entity (in existence on the date hereof)) or other obligations or other amounts owing or due from one or more of the Purchased Entities to one or more of the Sellers and the Excluded Subsidiaries, or from one or more of the Sellers and Excluded Subsidiaries to one or more of the Purchased Entities, shall, at Closing, be cancelled and of no further force or effect; provided, that it is expressly understood and agreed that the Purchaser has not cancelled, waived or released any offsets or amounts owed by the payee associated with the Assumed Intercompany Receivables to one or more of the Sellers. The Purchaser shall pay, or cause to be paid, at the Closing the Assumed Intercompany Receivables owing to ACT France and ACT-Ireland as set forth on Schedule 2.4. The Company and the Purchaser shall during the sixty (60) calendar day period after the Closing use their commercially reasonable efforts to calculate the final amount of the remaining Assumed Intercompany Receivables, net of offset or amounts owed by the payee associated with such Assumed Intercompany Receivables. At the end of such sixty (60) calendar day period, the Purchaser shall pay, or cause to be paid, the unpaid balance of the Assumed Intercompany Receivables or any portion thereof not in dispute.

                                   ARTICLE III
                   PURCHASE PRICE; PAYMENT OF PURCHASE PRICE;
                          ALLOCATION OF PURCHASE PRICE

        Section 3.1 PURCHASE PRICE; PAYMENT OF PURCHASE PRICE. The purchase price payable to the Company (on behalf of the Sellers) by the Purchaser in full consideration for the sale, conveyance, transfer and assignment of the Acquired Assets shall be Seven Million Two Hundred Thousand Dollars ($7,200,000.00) in cash (the "ACQUIRED ASSETS PURCHASE PRICE").

        (b) In full consideration for the purchase by the Purchaser of the ACT UK Shares, the ACT-Thailand Shares and of the assignment of the Assumed Contracts, Purchaser shall pay to the Company on the Closing Date, an aggregate of Forty-Five Million Two Hundred Thousand Dollars ($45,200,000) in cash (the "PURCHASED SHARES PURCHASE PRICE"). The aggregate amount of the Acquired Assets Purchase Price and the Purchased Shares Purchase Prices is referred to herein as the "PURCHASE PRICE".

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

        (c) Upon execution of this Agreement, the Purchaser shall deposit Three Million Four Hundred Forty-Four Thousand Dollars ($3,444,000.00) with an escrow agent in cash by a cashiers check from a United States bank or by wire transfer of immediately available funds or by a combination of the foregoing (the "DEPOSIT") as an initial earnest money deposit. The Deposit, and all accrued interest and other earnings thereon, shall be (i) maintained by the escrow agent pursuant to the terms of an escrow agreement (the "ESCROW AGREEMENT") substantially in a form reasonably satisfactory to the Company and the Purchaser, (ii) released to the Company (on behalf of the Sellers) (x) if the Closing takes place or, (y) in accordance with Section 11.3 and the terms of the Escrow Agreement or (iii) released to the Purchaser in accordance with
Section 11.3 and the terms of the Escrow Agreement.

        (d) On the Closing Date, the Purchaser will deliver, or cause to be delivered, as consideration for the Assumed Contracts (if applicable) and the Purchased Shares, by wire transfer of immediately available funds to the account or accounts identified in writing by the Company at least three (3) Business Days prior to the Closing Date, an amount calculated as follows: the amount payable by the Purchaser at the Closing shall be the Purchase Price LESS the Deposit and all accrued interest and other earnings thereon.

        The payment to be made by the Purchaser to the Company (on behalf of the Sellers) on the Closing Date calculated in accordance with Section 3.1(d), shall be referred to herein as the "CLOSING PAYMENT."

        Section 3.2 ALLOCATION OF PURCHASE PRICE FOR BIDDING PURPOSES. Solely for the purpose of the Sale Procedures and for determining the Closing Payment, the Parties initially have allocated the Purchase Price among the Acquired Assets, the Assumed Contracts and the Purchased Subsidiaries as set forth on Schedule 3.2. Other than as described in the immediately preceding sentence, the Parties acknowledge and agree that this allocation is non-binding and may be changed from time to time at the mutual agreement of the Parties, and shall have no force or effect for Tax or any other purposes. In addition, (i) no Party makes any admission or agreement that such allocation in any way establishes, determines or represents the actual value or appraisal of any of the Sellers or the Purchased Subsidiaries or their respective assets or businesses and (ii) the allocation shall not be binding upon, nor shall it express or imply any agreement, conclusion or determination of value by or among, any secured or unsecured creditor of the Sellers.

        Section 3.3 SPECIAL PROVISIONS RELATING TO ACQUIRED ASSETS. (a) At any time prior to five (5) Business Days after the date of this Agreement, the Company on behalf of the Sellers shall have the right in its sole discretion to identify and designate all (but not less than all) of the Acquired Assets as Excluded Assets (the "ACQUIRED ASSETS EXCLUSION RIGHT"). In the event that the Sellers exercises the Assigned Assets Exclusion Right, the Purchaser shall have no obligation to purchase the Acquired Assets, including without limitation, to pay the Acquired Assets Purchase Price.

        (b) In the event that the Sellers do not exercise the Acquired Assets Exclusion Right, no later than five (5) Business Days after the execution of this Agreement, the Company, on behalf of the Sellers, shall deliver to the Purchaser a written schedule prepared in good faith and based on purchase orders actually received by a Seller that have not been withdrawn and such purchase orders include the customers' authorization to ship the relevant products upon completion of the order, which shall set forth in reasonable detail (including, without limitation, payors, amounts and aging) all Receivables. In addition immediately upon the execution of this Agreement, the Sellers shall use commercially reasonable efforts to collect any and all Receivables and may first deduct a ten percent (10%) servicing and collection fee from such Receivables and shall deposit the balance collected in a mutually agreed upon escrow bank account with an independent third party upon terms and conditions agreed by the Parties. The proceeds of the Receivables shall be released from the escrow bank account on the Closing Date and allocated between Purchaser on the one hand and Sellers on the other hand in the manner set forth in Section 2.1(a)(ii).

        (c) In the event that the Sellers do not exercise the Acquired Assets Exclusion Right, no later than five (5) Business Days after the date of this Agreement, the Company, on behalf of the Sellers, shall deliver to the Purchaser a written schedule prepared in good faith and based on the reasonable estimates of the Company, which shall set forth in reasonable detail (including, without limitation, part numbers and quantities) a projection all items constituting Inventory as of the date of this Agreement. The Company, on behalf of the Sellers, shall also provide the Purchaser with a written schedule prepared in good faith and based on the reasonable estimates of the Company, which shall set forth in reasonable detail a projection of all sales of Inventory for cash from the date hereof through the Closing Date, which schedule shall have annexed to it a copy of each invoice supporting each such sale of Inventory for cash. For purposes of this Section 3.3(b), the phrase "sales of Inventory for cash" shall mean and refer to all sales (including any bulk sale, liquidation, auction or other similar transfer) and other disposals of Inventory which are not recorded, and under the Sellers' accounting practices consistently applied would not be recorded, on the books and records of any Seller as an account receivable. The Company shall deliver to the Purchaser prior to the Closing the Inventory (or make the Inventory available to the Purchaser) and any information or documentation reasonably requested by the Purchaser to verify the amounts and computations set forth on the projections. In addition immediately upon the execution of this Agreement, the Purchaser shall use commercially reasonable efforts to sell and dispose of any and all Inventory and may first deduct a ten percent (10%) servicing and collection fee from the proceeds of such sale of Inventory and shall deposit the balance of the proceeds collected in a mutually agreed upon escrow bank account with an independent third party upon terms and conditions agreed by the Parties. The proceeds of the Inventory shall be released from the escrow bank account on the Closing Date and allocated equally between Purchaser on the one hand and Sellers on the other hand in the manner set forth in Section 2.1(a)(ii).

        (d) No later than five (5) Business Days after the date of this Agreement, the Company, on behalf of the Sellers, shall deliver to the Purchaser a fixed asset register prepared in good faith and based on reasonable estimates of the Company which shall set forth in reasonable detail a projection of all items constituting Equipment as of the Closing Date. The Company shall deliver to the Purchaser prior to the Closing any information or documentation reasonably requested by the Purchaser to verify the amounts and computations set forth on the projections.

        (e) The provisions of Sections 3.3(b), (c) and (d) shall have no force or effect in the event that Sellers exercise the Acquired Assets Exclusion Right.

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

                                   ARTICLE IV
                                     CLOSING

        Section 4.1 CLOSING. Upon the terms and subject to the conditions of this Agreement, the closing of the purchase and sale of the Acquired Assets, the Assumed Contracts and the Purchased Shares (the "CLOSING") will be at 10:00 A.M. Eastern Daylight Time at the offices of Testa, Hurwitz & Thibeault, LLP, 125 High Street Boston, Massachusetts 02110, or at such other location agreed to by the Purchaser and the Company in writing, on the second Business Day to occur following the date on which all of the conditions precedent in Articles IX and X (except for such conditions that can only be satisfied on the Closing Date) have been satisfied or waived by the appropriate Party, or such other date as may be agreed upon by the Parties in writing (the date of the Closing being herein referred to as the "CLOSING DATE").

        Section 4.2 DELIVERIES BY THE SELLERS AT THE CLOSING. At the Closing, the Sellers will:

                (i) deliver, or cause to be delivered, to the Purchaser, such deeds, bills of sale, enforcements, assignments, and other good and sufficient instruments of sale, transfer, conveyance and assignment as shall be necessary to sell, transfer, convey and assign to the Purchaser, in accordance with the terms hereof, title to the Acquired Assets free and clear of all Liens (other than Permitted Liens), including without limitation, a bill of sale agreement (the "BILL OF SALE") substantially in the form of EXHIBIT A.

                (ii) deliver, or cause to be delivered, to the Purchaser certificates representing the Purchased Shares free and clear of all Liens duly endorsed in blank or accompanied by signed and undated stock powers in accordance with Section 2.3;

                (iii) deliver, or cause to be delivered, to the Purchaser duly executed copies of all consents from Governmental Authorities referred to in Section 9.6, except to the extent the Bankruptcy Court orders otherwise;

                (iv) deliver, or cause to be delivered, to the Purchaser all consents, orders and approvals of the Bankruptcy Court (including, without limitation, a certified copy of the Approval Order) necessary to consummate the transactions contemplated herein;

                (v) deliver, or cause to be delivered, to the Purchaser the certificates referred to in Sections 9.2, 9.3 and 9.9;

                (vi) deliver, or cause to be delivered, to the Purchaser certified copies of the resolutions of the Board of Directors of the Sellers authorizing the sale of the Acquired Assets (if applicable), the Assumed Contracts (if applicable) and the Purchased Shares, the execution and delivery of this Agreement, the Ancillary Agreements and all other documents and agreements delivered in connection herewith by the Sellers and consummation of the transactions contemplated hereby and thereby;

                (vii) deliver, or cause to be delivered, to the Purchaser such other duly executed documents, instruments and certificates as may be necessary, appropriate or reasonably requested by Purchaser to be delivered by the Sellers pursuant to this Agreement (it being understood that in no event shall any Seller be required to cause either Purchased

        Subsidiary or any of their respective Subsidiaries to enter into an employment agreement with any executive officer, director or employee of such Person in connection with the closing of the transactions contemplated by this Agreement);

                (viii) as applicable, cause the share registry and director and shareholder minute books of each Purchased Entity to be delivered to the Purchaser or its nominee and the share registry of each of ACT-UK and ACT-Thailand shall have been updated (or a power of attorney shall have been executed) to reflect the ownership of the ACT-UK Shares and ACT-Thailand Shares, respectively, by the Purchaser effective as of the Closing Date;

                (ix) cause to be delivered to the Purchaser a certificate setting forth the name of each director and officer of each Purchased Entity and shall have annexed thereto a duly executed letter of resignation effective as of the Closing Date from each such director and officer; and

                (x) as applicable, cause to be delivered to Purchaser all books and records of each Purchased Entity in the possession of each Seller and each Excluded Subsidiary.

        It is understood and agreed that in the event the Company elects to exercise the Acquired Assets Exclusion Right, then each of the foregoing items that relates to the Acquired Assets need not be delivered to the Purchaser by the Sellers at the Closing.

        Section 4.3 DELIVERIES BY THE PURCHASER AT THE CLOSING. At the Closing, the Purchaser will:

                (i) pay to the Company (on behalf of the Sellers) the Closing Payment by wire transfer of immediately available funds to the account or accounts specified by the Company in accordance with Section 3.1(d) and shall cause the escrow agent to release to the Company (on behalf of the Sellers) the Deposit and all accrued interest and other earnings thereon in accordance with the Escrow Agreement;

                (ii) if the purchase and sale of the Assumed Contracts is due to occur, deliver or cause to be delivered to Sellers an assignment and assumption agreement (the "Assignment and Assumption Agreement"), duly executed by Purchaser;

                (iii) deliver, or cause to be delivered, to the Company such other duly executed documents, instruments and certificates required to be delivered by the Purchaser pursuant to this Agreement;

                (iv) deliver, or cause to be delivered, to the Sellers the certificate referred to in Sections 10.2 and 10.3; and

                (v) deliver, or cause to be delivered, to the Sellers certified copies of the resolutions of the Board of Directors of Purchaser authorizing the purchase of the Acquired Assets (if applicable), the Assumed Contracts (if applicable) and the Purchased Shares, the execution and delivery of this Agreement, the Ancillary Agreements and all other documents and agreements delivered in connection herewith by the Purchaser and consummation of the transactions contemplated hereby and thereby.

        Section 4.4 FURTHER ASSURANCES. After the Closing and without further consideration, each Party will from time to time, at the reasonable request of any other Party, execute and deliver such other instruments of conveyance and transfer and such other instruments, documents and agreements and take such other actions as such other Party may reasonably request or as may be reasonably requested by any applicable Governmental Authorities or third parties, in each case in order to more effectively or more expeditiously consummate any of the transactions contemplated hereby and to vest in the Purchaser the right, title and interest in, to and under the Acquired Assets (if applicable), the Assumed Contracts (if applicable) and the Purchased Shares, and to assist the Purchaser in the collection and reduction to possession of the Acquired Assets (if applicable), the Assumed Contracts (if applicable) and the Purchased Shares (and the exercise of rights with respect thereto); provided that the requesting Party will prepare any additional documents and instruments and will handle any submittal, applications, processing, recording and registrations at its sole cost.

                                    ARTICLE V
                            BANKRUPTCY COURT MATTERS

        Section 5.1 BANKRUPTCY COURT ORDERS (a)Subject to the Sellers' obligations to comply with any order of the Bankruptcy Court (including, without limitation, the Sale Procedures Order as set forth in Exhibit B), the Sellers and the Purchaser will promptly make any filings, take all actions and use commercially reasonable efforts to obtain any and all other approvals and orders necessary or appropriate for consummation of the transactions contemplated hereby.

        (b) The Sellers shall promptly provide the Purchaser with drafts of all documents, motions, orders, filings or pleadings that the Sellers propose to file with the Bankruptcy Court which relate to the consummation or approval of this Agreement and will provide the Purchaser or its counsel with reasonable opportunity to review such filings. The Sellers will also promptly provide the Purchaser or its counsel with written notice and copies of any other or further notice of appeal, motion or application filed in connection with any appeal from or application for reconsideration of, any of such orders and any related briefs.

        (c) The Sellers shall use commercially reasonable efforts to obtain the entry of an order authorizing the Sellers to assume and assign to the Purchaser the Assumed Contracts and to convey the Purchased Shares to Purchaser at the Closing pursuant to Sections 363 and 365 of the Bankruptcy Code.

                                   ARTICLE VI
                         REPRESENTATIONS OF THE SELLERS

        Section 6 REPRESENTATIONS OF THE SELLERS. Each of the Sellers jointly and severally represents and warrants to Purchaser as follows:

        Section 6.1 EXISTENCE AND GOOD STANDING. Each Transaction Party is a corporation duly organized, validly existing and solely with respect to the Purchased Entities and where such concept exists in good standing under the Laws of its respective jurisdiction of organization, except that ACT LLC, which is a limited liability company duly organized and validly existing under the laws of the State of Delaware and except where the failure to be in good standing has not had, is not, or would not reasonably be expected to have, a Material Adverse Effect with respect to such Transaction Party. Each of the Purchased Entities is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by Law, except where the failure to be so qualified or in good standing has not had, is not, or would not reasonably be expected to have, a Material Adverse Effect with respect to such Transaction Party. Each Transaction Party has the corporate power and authority to own, lease and operate its properties and to conduct its business as is presently conducted. This Section 6.1 is qualified by Schedule 6.1.

        Section 6.2 AUTHORIZATION AND VALIDITY OF AGREEMENT. Each Seller has full corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Ancillary Agreements by each of the Sellers and the consummation by each of the Sellers of the transactions contemplated hereby and thereby, has been duly authorized and approved by all necessary corporate action on the part of each of the Sellers and no other corporate, shareholder or equity owner action on the part of any Seller is necessary to authorize the execution, delivery and performance of this Agreement and the Ancillary Agreements to which it is a party and the consummation by each of the Sellers of the transactions contemplated hereby and thereby. This Agreement and the Ancillary Agreements to which it is a party have been duly executed and delivered by each of the Sellers and, assuming the due execution and delivery thereof by the Purchaser, are valid and binding obligations of each of the Sellers enforceable against each of the Sellers in accordance with their respective terms upon the entry of the Approval Order.

        Section 6.3 CONSENTS AND APPROVALS; NO VIOLATIONS. Except as set forth in Schedule 6.3, assuming (i) that any filings required under the HSR Act are made and the waiting periods thereunder have been terminated or have expired, (ii) the receipt of the requisite approvals or clearances of applicable foreign antitrust authorities, if any, and (iii) the receipt of the necessary approvals of the Bankruptcy Court (including, without limitation, the Sale Procedures Order and Approval Order), the execution and delivery of this Agreement and the Ancillary Agreements to which it is a party by each of the Sellers and the consummation of the transactions contemplated hereby and thereby will not result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any Lien on any of the properties or assets of any Transaction Party under (a) the respective charter or By-laws or other constituent documents of the Transaction Parties, (b) any Law or Order by which any Transaction Party is bound or by which any of their respective properties or assets are bound, (c) any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, guarantee, license, franchise, permit, agreement, understanding arrangement, contract, commitment, lease, franchise agreement or other instrument or obligation (whether oral or written) (each, including all amendments thereto, a "CONTRACT") to which any Seller is a party, or by which they or any of their respective properties or assets is bound and (d) will not require on the part of the Sellers any filing with, or permit, consent, waiver or approval of, or the giving of any notice to, any Governmental Authority on or prior to the Closing Date excluding from the foregoing clauses (b) and (d) violations, filings, notices, consents and approvals, the absence of which would not reasonably be expected to result in a Material Adverse Effect to such Seller.

        Section 6.4 COMPLIANCE WITH LAWS. Except as disclosed in Schedule 6.4, to the Knowledge of the Sellers, each of the Purchased Entities has been and is being conducted in compliance with all applicable Laws and Orders, except where the failure to so comply has not had, or would not reasonably be expected to have, a Material Adverse Effect on the applicable Purchased Subsidiary and its Subsidiaries taken as a whole.

        Section 6.5     BROKER'S OR FINDER'S FEES. Except as set forth on
Schedule 6.5, no agent, broker, Person or firm acting on behalf of the Sellers or any of their Affiliates is, or will be, entitled to any commission or broker's or finder's fees from any Transaction Party, or from any Affiliate of any Transaction Party (or any of their respective successors and assigns), in connection with any of the transactions contemplated by this Agreement, except for Lazard Freres & Co. LLC, whose fees and expenses will be paid by the Company in accordance with the orders of the Bankruptcy Court upon the consummation of the transactions contemplated hereby. Notwithstanding the foregoing, neither Purchaser nor any Purchased Entity shall be liable for any commission or broker's or finder's fees upon the consummation of the transactions contemplated hereby (other than with respect to any such party acting on behalf of Purchaser or any of its Affiliates).

        Section 6.6 LITIGATION. Except for the Chapter 11 Cases, and except as set forth in Schedule 6.6, to the Knowledge of the Sellers as of the date hereof there is no action, suit, proceeding in equity or at law, arbitration or administrative or other proceeding by or before any Person (including, without limitation, any Governmental Authority), pending or, to the Knowledge of the Sellers, threatened in writing against any Purchased Entity which, if adversely determined, has had, is, or would reasonably be expected to have, a Material Adverse Effect on the applicable Purchased Subsidiary and its Subsidiaries taken as a whole. Except as set forth in Schedule 6.6, to the Knowledge of the Sellers, none of the Purchased Entities is subject to any judgment, Order or decree entered in any lawsuit or proceeding, other than lawsuits or proceedings which have not, or would not reasonably be expected, individually or in the aggregate, to have, a Material Adverse Effect on the applicable Purchased Subsidiary and its Subsidiaries taken as a whole.

        Section 6.7 ACQUIRED ASSETS. (a) Except as set forth on SCHEDULE 6.7(a), the Company or one of the other Sellers has good and valid right, title and interest in the Acquired Assets. At the Closing (provided that the Acquired Asset Exclusion Right has not been exercised), subject to compliance with applicable provisions of the Bankruptcy Code and the entry by the Bankruptcy Court of the Sale Procedures Order and the Approval Order, the Sellers will convey to the Purchaser their right, title and interest in and to the Acquired Assets and all proceeds thereof, free and clear of all Liens.

        (b) Annexed to SCHEDULE 6.7(b) is an estimate of the projected balance of Receivables (net of offsets) as of May 31, 2002 (the "MAY RECEIVABLES"), which estimate was based on a projection of sales and collections through May 31, 2002 prepared in May, 2002 in good faith by or on behalf of the Company (the "RECEIVABLES PROJECTION"). The May Receivables balance reflected on the Receivables Projection was prepared based on purchase orders actually received by a Seller that have not been withdrawn at the time of preparation and such purchase orders include the customers' authorization to ship the relevant products upon completion of the order.

        (c) Annexed to SCHEDULE 6.7(c) is an estimate of the projected balance of Inventory (net of reserves) as of May 31, 2002 which estimate was based on a projection of Inventory (i) used in existing customer products and
(ii) not used in existing customer products prepared in May, 2002, in good faith by or on behalf of the Company (the "INVENTORY PROJECTION"). The allocation of the May 31, 2002 Inventory balance between used in existing customer products and not used in existing customer products reflected on the Inventory Projection was prepared based on good faith estimates of anticipated Inventory usage in fulfilling customer orders.

        (d) Annexed to SCHEDULE 6.7(d) is an estimate of the balance of the Equipment (net of reserves) as of May 31, 2002 which estimate is based on a projection of the Equipment through May 31, 2002 prepared in good faith by or on behalf of the Company.

        Section 6.8 INSURANCE COVERAGE. To the Knowledge of the Sellers, the Company has furnished or made available to the Purchaser or its counsel or financial advisors, a list of, and true and complete copies of, all insurance policies relating to assets or liabilities of the Purchased Entities, all of which are set forth on Schedule 6.7. To the Knowledge of the Sellers, as of the date hereof, such policies are in full force and effect, all premiums thereon from and after the Filing Date have been paid, and the Purchased Entities are otherwise in compliance in all material respects with the terms and provisions of such policies. To the Knowledge of the Sellers, as of the date hereof, there is no material claim by any Seller or any Purchased Subsidiary pending under any of such policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds.

        Section 6.9 OWNERSHIP OF THE PURCHASED SHARES. (a) The Company is the lawful owner, beneficially and of record, of the ACT Thailand Shares, free and clear of all Liens except as set forth on Schedule 6.8(a). The delivery to Purchaser of the ACT-Thailand Shares pursuant to this Agreement will transfer to Purchaser good and valid title to the ACT-Thailand Shares free and clear of all Liens.

        (b) The Company is the lawful owner, beneficially and of record, of the ACT-UK Shares, free and clear of all Liens except as set forth on Schedule 6.8(b). The delivery to Purchaser of the ACT-UK Shares pursuant to this Agreement will transfer to Purchaser good and valid title to all of the issued and outstanding share capital of ACT-UK, free and clear of all Liens.

        Section 6.10 SHARE CAPITAL. (a) ACT-Thailand has authorized share capital of Baht 720,500,000 consisting of 72,050,000 ordinary shares of Baht 10 per share and paid up share capital of Baht 685,291,360 consisting of 68,529,136 ordinary shares, par value of Baht ten per share. All such outstanding shares of capital stock have been duly authorized and validly issued, are fully paid and subscribed. Except as set forth on Schedule 6.10(a), there are no outstanding or authorized options, warrants, rights, subscriptions, claims of any character, agreements, obligations, convertible or exchangeable securities, or other commitments contingent or otherwise, relating to the share capital of, or other equity or voting interest in, ACT-Thailand, pursuant to which ACT-Thailand or any of its Subsidiaries is or may become obligated to issue, deliver or sell or cause to be issued, delivered or sold, ordinary shares, any other share capital of or other equity or voting interest in, ACT-Thailand or any securities convertible into, exchangeable for, or evidencing the right to subscribe for or acquire, any share capital of or other equity or voting interest in, ACT-Thailand. Neither ACT-Thailand nor any of its Subsidiaries has any authorized or outstanding bonds, debentures, notes or other Indebtedness the holders of which have the right to vote (or convertible into, exchangeable for, or evidencing the right to subscribe for or acquire securities having the right to vote) with the stockholders of ACT-Thailand on any matter.

        (b) ACT-UK has authorized share capital of 1,020,001 ordinary shares of L1 per share and paid up share capital of L1,020,001 consisting of 1,020,001 ordinary shares, par value of L1 per share. All such outstanding shares of capital stock have been duly authorized and validly issued, are fully paid and subscribed. Except as set forth on Schedule 6.10(b), there are no outstanding or authorized options, warrants, rights, subscriptions, claims of any character, agreements, obligations, convertible or exchangeable securities, or other commitments contingent or otherwise, relating to the share capital of, or other equity or voting interest in, ACT-UK, pursuant to which ACT-UK or any of its Subsidiaries is or may become obligated to issue, deliver or sell or cause to be issued, delivered or sold, ordinary shares, any other share capital of or other equity or voting interest in, ACT-UK or any securities convertible into, exchangeable for, or evidencing the right to subscribe for or acquire, any share capital of or other equity or voting interest in, ACT-UK. Neither ACT-UK nor any of its Subsidiaries has any authorized or outstanding bonds, debentures, notes or other Indebtedness the holders of which have the right to vote (or convertible into, exchangeable for, or evidencing the right to subscribe for or acquire securities having the right to vote) with the stockholders of ACT-UK on any matter.

        Section 6.11 SUBSIDIARIES AND INVESTMENTS. (a) Set forth on Schedule 6.10(a) is a complete and accurate list of each Subsidiary of ACT-Thailand and the jurisdiction of organization of such Subsidiaries.

        (b) To the Knowledge of the Sellers, each Subsidiary of ACT-Thailand is wholly owned by ACT-Thailand except as set forth on Schedule 6.11(b). To the knowledge of the Sellers, all of the outstanding membership interests or other equity securities or voting interests, as the case may be, of each Subsidiary of ACT-Thailand have been duly authorized and validly issued, are fully paid and nonassessable and are not subject to, nor were they issued in violation of, any preemptive rights, and, except as set forth on Schedule 6.11(b) are owned, of record and beneficially, by ACT-Thailand or a Subsidiary of ACT Thailand, free and clear of all Liens. To the Knowledge of the Sellers, there are no outstanding or authorized options, warrants, rights, subscriptions, claims of any character, agreements, obligations, convertible or exchangeable securities, or other commitments, contingent or otherwise relating to the capital stock of, or other equity or voting interest in, any Subsidiary of ACT-Thailand or any securities convertible into, exchangeable for, or evidencing the right to subscribe for or acquire any membership interests of, or other equity or voting interest in, such Subsidiary, other than such rights granted to ACT-Thailand or a Subsidiary of ACT-Thailand. To the Knowledge of the Sellers, neither ACT-Thailand nor any of its Subsidiaries has any authorized or outstanding bonds, debentures, notes or other Indebtedness, the holders of which have the right to vote (or convertible into, exchangeable for, or evidencing the right to subscribe for or acquire securities having the right to vote) with the members of any Subsidiary of ACT-Thailand on any matter.

        (c) To the Knowledge of the Sellers, as of the date hereof, neither ACT-Thailand nor any of its Subsidiaries owns, directly or indirectly, any capital stock of, or other equity, ownership, proprietary or voting interest in, any Person except as set forth on Schedule 6.11(c).

        (d) Set forth on Schedule 6.11(d) is a complete and accurate list of each Subsidiary of ACT-UK and the jurisdiction of organization of such Subsidiaries.

        (e) Each Subsidiary of ACT-UK is wholly-owned by ACT-UK, except as set forth on Schedule 6.11(e). To the knowledge of the Sellers, all of the outstanding membership interests or other equity securities or voting interests, as the case may be, of each Subsidiary of ACT-UK have been duly authorized and validly issued, are fully paid and nonassessable and are not subject to, nor were they issued in violation of, any preemptive rights, and, except as set forth on Schedule 6.11(e) are owned, of record and beneficially, by ACT-UK or a Subsidiary of ACT-UK, free and clear of all Liens. There are no outstanding or authorized options, warrants, rights, subscriptions, claims of any character, agreements, obligations, convertible or exchangeable securities, or other commitments, contingent or otherwise relating to the capital stock of, or other equity or voting interest in, any Subsidiary of ACT-UK or any securities convertible into, exchangeable for, or evidencing the right to subscribe for or acquire any membership interests of, or other equity or voting interest in, such Subsidiary, other than such rights granted to ACT-UK or a Subsidiary of ACT-UK. To the Knowledge of the Sellers, neither ACT-UK nor any of its Subsidiaries has any authorized or outstanding bonds, debentures, notes or other Indebtedness, the holders of which have the right to vote (or convertible into, exchangeable for, or evidencing the right to subscribe for or acquire securities having the right to vote) with the members of any Subsidiary of ACT-UK on any matter.

        (f) To the Knowledge of the Sellers, as of the date hereof, neither ACT-UK nor any its Subsidiaries owns, directly or indirectly, any capital stock of, or other equity, ownership, proprietary or voting interest in, any Person except as set forth on Schedule 6.10(f).

        Section 6.12 FINANCIAL STATEMENTS OF ACT-THAILAND. (a) ACT-Thailand has furnished the Purchaser with (x) the audited consolidated balance sheet of ACT-Thailand and its Subsidiaries as of November 24, 2001 (the "THAI BALANCE SHEET") and the related audited consolidated statement of income, statement of change in shareholders' equity, statement of retained earnings and statements of cash flows for the year then ended, all certified by Deloitte Touche Tohmatsu Taiyos and (y) the consolidated unaudited balance sheet of ACT-Thailand and its Subsidiaries on or about May 25, 2002 (the "THAI MAY BALANCE SHEET") and the related consolidated statement of income for the period then ended as prepared by the management of ACT-Thailand. To the Knowledge of the Sellers, the financial statements referred to above, including the footnotes thereto, except as described therein, have been prepared in accordance with generally accepted accounting principles of Thailand ("THAI GAAP") (other than in the case of the financial statements referred to in clause (y), which do not contain footnotes required by Thai GAAP and are subject to normal year end adjustments).

        (b) To the Knowledge of the Sellers, the Thai Balance Sheet and the Thai May Balance Sheet fairly present the financial condition of ACT-Thailand and its Subsidiaries at the date thereof and the related statements of income, statements of changes in shareholders' equity, statements of retained earnings and statements of cash flows fairly present the results of the operations and cash flows of ACT-Thailand and its Subsidiaries and the changes in their financial conditions for the periods indicated.

        Section 6.13 FINANCIAL STATEMENTS OF ACT-UK. (a) ACT-UK has furnished Purchaser with (x) the unaudited consolidated balance sheets of ACT-UK and its Subsidiaries as of December 31, 2001 (the "UK BALANCE SHEET") and the related unaudited consolidated statement of income, statement of change in shareholders' equity, statement of retained earnings and statements of cash flows for the year then ended and (y) the consolidated unaudited balance sheet of ACT-UK and its Subsidiaries as of May 31, 2002 (the "UK MAY BALANCE SHEET") and the related consolidated statement of income for the fiscal quarter then ended as prepared by the management of ACT-UK. To the Knowledge of the Sellers, the financial statements referred to above, including the footnotes thereto, except as described therein, have been prepared in accordance with good accounting principles and practices generally accepted at the date hereof in the United Kingdom (including the Accounting Standards (collectively, "UK GAAP")) for companies carrying on a similar business to that of ACT-UK and its Subsidiaries (other than in the case of the financial statements referred to in clause (y), which do not contain footnotes required by UK GAAP and are subject to normal year end adjustments).

        (b) To the Knowledge of the Sellers, the UK Balance Sheet and the UK May Balance Sheet fairly present the financial condition of ACT-UK and its Subsidiaries at the date thereof and the related statements of income, statements of changes in shareholders' equity, statements of retained earnings and statements of cash flows fairly present the results of the operations and cash flows of ACT-UK and its Subsidiaries and the changes in their financial conditions for the periods indicated.

        Section 6.14 LIABILITIES. (a) Except as set forth on Schedule 6.13(a), to the Knowledge of the Sellers, ACT-Thailand and/or any of its Subsidiaries do not have any claims, obligations, liabilities or Indebtedness, whether absolute, accrued, contingent or otherwise, except (i) as set forth or reserved in the Thai May Balance Sheet or specifically disclosed in the footnotes thereto, (ii) accounts payable and accrued liabilities incurred subsequent to the Thai May Balance Sheet Date in the ordinary course of business consistent with past practice and that, individually and in the aggregate, would not reasonably be expected to have a Material Adverse Effect on ACT-Thailand and its Subsidiaries, taken as a whole and (iii) claims, obligations, liabilities and Indebtedness not required to be set forth on a balance sheet which are incurred in the ordinary course of business that would not reasonably be expected to have a Material Adverse Effect on ACT-Thailand and its Subsidiaries taken as a whole.

        (b) Except as set forth on Schedule 6.14(b), to the Knowledge of the Sellers, ACT-UK and/or any of its Subsidiaries do not have any claims, obligations, liabilities or Indebtedness, whether absolute, accrued, contingent or otherwise, except (i) as set forth in the UK May Balance Sheet or specifically disclosed in the footnotes thereto, (ii) accounts payable and accrued liabilities incurred subsequent to the UK May Balance Sheet Date in the ordinary course of business consistent with past practice and that, individually and in the aggregate, would not reasonably be expected to have a Material Adverse Effect on ACT-UK and its Subsidiaries, taken as a whole and (iii) claims, obligations, liabilities and Indebtedness not required to be set forth on a balance sheet which are incurred in the ordinary course of business that would not reasonably be expected to have a Material Adverse Effect on ACT-UK and its Subsidiaries taken as a whole.

        Section 6.15 BOOKS AND RECORDS. (a) To the Knowledge of the Sellers, the respective minute books of ACT-Thailand and its Subsidiaries, as previously made available to Purchaser and its representatives, contain accurate records of all meetings of, and corporate action taken by (including action taken by written consent) the respective members and Boards of Directors and the shareholders of ACT-Thailand and each such Subsidiary.

        (b) To the Knowledge of the Sellers, the respective minute books of ACT-UK and its Subsidiaries, as previously made available to Purchaser and its representatives, contain accurate records of all meetings of, and corporate action taken by (including action taken by written consent) the respective members and Boards of Directors and the shareholders of ACT-UK and each such Subsidiary.

        Section 6.16 OWNED REAL PROPERTY. (a) To the Knowledge of the Sellers, Schedule 6.16(a) contains an accurate and complete list of all real property owned in whole or in part by ACT-Thailand or any of its Subsidiaries and includes the name of the record title holder thereof and a list of all Indebtedness secured by a Lien thereon.

        (b) To the Knowledge of the Sellers, Schedule 6.15(b) contains an accurate and complete list of all real property owned in whole or in part by ACT-UK or to the Knowledge of the Sellers, any of its Subsidiaries and includes the name of the record title holder thereof and a list of all Indebtedness secured by a Lien thereon.

        Section 6.17 LEASED REAL PROPERTY. (a) To the Knowledge of the Sellers, Schedule 6.16(a) contains an accurate and complete list of all material leases or subleases of real property to which ACT-Thailand or any of its Subsidiaries is a party (as lessee or lessor).

        (b) To the Knowledge of the Sellers, Schedule 6.16(b) contains an accurate and complete list of all material leases or subleases of real property to which ACT-UK or any of its Subsidiaries is a party (as lessee or lessor).

        Section 6.18    MATERIAL CONTRACTS. (a) To the Knowledge of the Sellers
Schedule 6.18(a) sets forth an accurate and complete list as of the date hereof of the following Contracts to which ACT-Thailand or any of its Subsidiaries is a party or by which any of them are bound:

                (i) all Contracts which contain restrictions with respect to payment of dividends or any other distribution in respect of the capital stock or other equity interests of ACT-Thailand or any of its Subsidiaries;

                (ii) all Contracts requiring future capital expenditures by ACT-Thailand or other future purchases by ACT Thailand of material, supplies, equipment or other assets or properties (other than purchase orders for inventory or supplies in the ordinary course of business) in excess of $500,000 individually;

                (iii) all Contracts involving Indebtedness described in clauses (i), (iii) and (v) of such definition of ACT-Thailand or any of its Subsidiaries in excess of $500,000;

                (iv) all Contracts (including so called take-or-pay agreements) under which any Person (other than ACT-Thailand or any of its Subsidiaries) has directly or indirectly guaranteed Indebtedness in excess of $500,000 of ACT-Thailand or any of its Subsidiaries;

                (v) all Contracts limiting the ability of ACT-Thailand or any of its Subsidiaries to engage in any line of business or to compete with any Person;

                (vi) all Contracts (other than this Agreement and any agreement or instrument entered into pursuant to this Agreement) with (A) any Affiliate of ACT-Thailand (other than one of its Subsidiaries) or (B) any current or former officer or director of ACT-Thailand or any of its Subsidiaries, excluding Contracts in the ordinary course of business on an arms' length basis and normal employment arrangements;

                (vii) all Contracts (including letters of intent) involving the future disposition or acquisition of a business through the purchase of a substantial portion of assets or properties, or any future merger, consolidation or similar business combination transaction; and

                (viii) all Contracts involving any resolution or settlement of any actual or threatened litigation, arbitration, claim or other dispute, where the resolution or settlement of any such litigation, arbitration claim or other dispute resulted in future payments in excess of $100,000.

        (b) To the Knowledge of the Sellers Schedule 6.18(b), sets forth an accurate and complete list, as of the date hereof, of the following Contracts to which ACT-UK or any of its Subsidiaries is a party or by which any of them are bound:

                (i) all Contracts which contain restrictions with respect to payment of dividends or any other distribution in respect of the capital stock or other equity interests of ACT-UK or any of its Subsidiaries;

                (ii) all Contracts requiring future capital expenditures by ACT-UK or other future purchases by ACT-UK of material, supplies, equipment or other assets or properties (other than purchase orders for inventory or supplies in the ordinary course of business) in excess of $500,000 individually;

                (iii) all Contracts involving Indebtedness described in clauses (i), (iii) and (v) of such definition of ACT-UK or any of its Subsidiaries in excess of $500,000;

                (iv) all Contracts (including so called take-or-pay agreements) under which any Person (other than ACT-UK or any of its Subsidiaries) has directly or indirectly guaranteed Indebtedness in excess of $500,000 of ACT-UK or any of its Subsidiaries;

                (v) all Contracts limiting the ability of ACT-UK or any of its Subsidiaries to engage in any line of business or to compete with any Person;

                (vi) all material Contracts (other than this Agreement and any agreement or instrument entered into pursuant to this Agreement) with (A) any Affiliate of ACT-UK (other than one of its Subsidiaries) or (B) any current or former officer or director of ACT-UK or any of its Subsidiaries, excluding Contracts in the ordinary course of business on an arms' length basis and normal employment arrangements;

                (vii) all Contracts (including letters of intent) involving the future disposition or acquisition of business through the purchase of a substantial portion of assets or properties, or any merger, consolidation or similar business combination transaction; and

                (viii) all Contracts involving any resolution or settlement of any actual or threatened litigation, arbitration, claim or other dispute, where the resolution or settlement of any such litigation, arbitration claim or other dispute resulted in future payments in excess of $100,000.

        Section 6.19 EMPLOYEE RELATIONS. (a) Except as disclosed in Schedule 6.19(a), to the Knowledge of the Sellers, there exist no written employment, consulting, severance, indemnification or other agreements between ACT-Thailand and its Subsidiaries (as the employers) and any individual employee, director, officer worker or self-employed contractor of ACT-Thailand and its Subsidiaries (as the employees) that would give any such Person the right to receive any payments in excess of $100,000 from ACT-Thailand or any of its Subsidiaries as a result of this Agreement (other than under any employee benefit or group plan).

        (b) Except as disclosed in Schedule 6.19(b), to the Knowledge of the Sellers, there exist no written employment, consulting, severance, indemnification or other agreements between ACT-UK and its Subsidiaries (as the employers) and any individual employee, director, officer worker or self-employed contractor of ACT-UK and its Subsidiaries (as the employees) that would give any such Person the right to receive any payments in excess of $100,000 from ACT-UK or any of its Subsidiaries as a result of this Agreement. (other than under any employee benefit or group plan).

        Section 6.20 BANK ACCOUNTS AND POWERS OF ATTORNEY. (a) To the Knowledge of the Sellers, set forth on Schedule 6.20(a) is an accurate and complete list showing (i) the name of each bank in which ACT-Thailand or any of its Subsidiaries has an account or safe deposit box, the number of any such account or any such box and the names of all Persons authorized to draw thereon or to have access thereto and (ii) the names of all Persons, if any, holding powers of attorney relating to bank accounts and safe deposit boxes of ACT-Thailand or any of its Subsidiaries and a summary statement of the terms thereof.

        (b) To the Knowledge of the Sellers, set forth on Schedule 6.20(b) is an accurate and complete list showing (i) the name of each bank in which ACT UK or any of its Subsidiaries has an account or safe deposit box, the number of any such account or any such box and the names of all Persons authorized to draw thereon or to have access thereto and (ii) the names of all Persons, if any, holding powers of attorney relating to bank accounts and safe deposit boxes of ACT-UK or any of its Subsidiaries and a summary statement of the terms thereof.

        Section 6.21 EXISTING OBLIGATIONS. (a) The Company or ACT-UK has paid any and all amounts due and owing under the UK Key Employee Retention Plan (if any exists) and NatWest Facility, and has paid or properly accrued any and all amounts due and owing under the Fisher Rosemount Acquisition Agreement.

        (b) The Company or ACT-Thailand has paid any and all amounts due and owing under the Honeywell Settlement Agreement.

        (c) To the Knowledge of the Sellers, the Company has paid any and all amounts due and owing on or before June 30, 2002 under the Lemelson License with respect to ACT-Thailand.

        Section 6.22 INACTIVE COMPANIES. To the Knowledge of the Sellers, each of GSS Array Technology Limited, Array Technology International, Inc. and Array Technology Holdings, Inc. (i) have no material assets or liabilities (other than to other Purchased Entities), (ii) are not parties to any agreements, arrangements or understandings pursuant to which they have any material obligations to any Person, (ii) do not currently conduct any business nor have they conducted any business since July 1, 2000, and (iii) are inactive entities.

        Section 6.23 FISHER-ROSEMOUNT ACQUISITION. No actions, suits, proceedings in equity or at law, arbitration or administrative or other proceeding by or before any Person (including, without limitation, any Governmental Authority) have been brought by ACT-UK or any Subsidiary against Fisher-Rosemount Limited pursuant to the Fisher Rosemount Acquisition Agreement.

        THE PURCHASER HEREBY ACKNOWLEDGES AND AGREES THAT, NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, EXCEPT AS EXPRESSLY SET FORTH IN THIS
ARTICLE VI AND THE SCHEDULES HERETO, THE SELLERS MAKE NO OTHER REPRESENTATIONS OR WARRANTIES WHATSOEVER (INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE), EXPRESS OR IMPLIED, WITH RESPECT TO ANY MATTER CONCERNING THE ASSIGNED ASSETS, ASSUMED CONTRACTS OR THE PURCHASED SHARES.

        Section 6.24 CHANGES IN EMPLOYEE BENEFITS SINCE DECEMBER 21, 2001. To the Knowledge of the Sellers, Schedule 6.23 sets forth a list for the Purchased Entities of all changes since December 21, 2001 in employees, rates of compensation, benefits and any other plan, agreement, program, policy, practice or arrangement providing employee benefits (including, without limitation, any stock purchase, stock option, fringe benefit, bonus or incentive, deferred compensation, and retirement, pension, annuity, death, assurance, insurance and any employment, collective bargaining, severance or change of control agreements, plans, programs, policies or arrangements) under which any employee or former employee has any present or future right to benefits for which any Purchased Entity has any present or future liability, other than any of the foregoing arising in the ordinary course of business in amounts not material, individual or in the aggregate, to the Purchased Entities.

It is understood and agreed that in the event that the Company elects to exercise the Acquired Assets Exclusion Right, each of the above representations and warranties are terminated to the extent that they relate to the Acquired Assets.

                                  ARTICLE VII
                        REPRESENTATIONS OF THE PURCHASER

        Section 7.1 REPRESENTATIONS OF THE PURCHASER. The Purchaser represents and warrants to Sellers as follows:

        Section 7.2 EXISTENCE AND GOOD STANDING; AUTHORIZATION AND VALIDITY OF AGREEMENT. (a) The Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Purchaser is, or prior to the Closing will be, duly qualified as a foreign corporation and in good standing in each jurisdiction in which such qualification is required by law, except where the failure to be so qualified or in good standing would not reasonably be expected to have a Material Adverse Effect on the Purchaser.

        (b) The Purchaser has full corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Ancillary Agreements by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby and thereby, have been duly authorized and approved by all necessary corporate action on the part of the Purchaser. This Agreement and the Ancillary Agreements have been duly executed and delivered by the Purchaser and, assuming the due execution and delivery thereof by the Sellers are valid and binding obligations of the Purchaser, enforceable against them in accordance with their respective terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and to general equitable principles, whether invoked in a proceeding in equity or at law.

        Section 7.3 CONSENTS AND APPROVALS; NO VIOLATIONS. Assuming (i) that any filings required under the HSR Act are made and the waiting periods thereunder have been terminated or has expired, (ii) the receipt of the requisite approvals or clearances of applicable foreign antitrust authorities, if any, and (iii) the receipt of the necessary approvals of the Bankruptcy Court (including, without limitation, the Sale Procedures Order and the Approval Order), the execution and delivery of (x) this Agreement by the Purchaser and
(y) the Ancillary Agreements by the Purchaser and the consummation of the transactions contemplated hereby and thereby will not result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any Lien on any of the properties or assets of the Purchaser under (a) the charter or By-laws or other constituent documents of the Purchaser, (b) any Law or Order by which the Purchaser is bound or by which any of its properties or assets are bound (c) any of the terms, conditions or provisions of any Contract to which Purchaser is a party, or by which it or any of its properties or assets is bound and (d) will not require any filing with, or permit, consent or approval of, or the giving of any notice to, any Governmental Authority on or prior to the Closing Date, the absence of which would not reasonably be expected to have a Material Adverse Effect on the Purchaser.

        Section 7.4 LITIGATION. There is no action, suit, proceeding in equity or at law, arbitration or administrative or other proceeding by or before (or, to the knowledge of the Purchaser, any investigation by) any Person (including, without limitation, any Governmental Authority) pending or, to the knowledge of the Purchaser, threatened against or affecting the Purchaser or its assets which, if adversely determined, would reasonably be expected, individually or in the aggregate, to have, a Material Adverse Effect on the Purchaser.

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        Section 7.5     AVAILABLE FUNDS. The Purchaser will have sufficient
funds available to it to perform all of its obligations under this Agreement and the Ancillary Agreements, including, without limitation, to pay the Purchase Price in accordance with the terms of this Agreement or the Ancillary Agreements.

        Section 7.6 BROKER'S OR FINDER'S FEES. No agent, broker, Person or firm acting on behalf of the Purchaser or any of its Affiliates is, or will be, entitled to any commission or broker's or finder's fees from any Party, or from any Affiliate of any Party, in connection with any of the transactions contemplated by this Agreement or the Ancillary Agreements.

        Section 7.7 KNOWLEDGE OF PURCHASER. To the Knowledge of the Purchaser, as of the date hereof there is no fact, event or circumstance that constitutes, or could reasonably be expected to result in, a material breach of any of the representations and warranties of the Sellers contained in Article V1.

                                  ARTICLE VIII
                              ADDITIONAL AGREEMENTS

        Section 8.1 OPERATION OF PURCHASED SUBSIDIARIES. (a) Except as expressly required by this Agreement or first approved in writing by the Purchaser, and to the extent not inconsistent with the Bankruptcy Code, or any orders entered by the Bankruptcy Court in the Chapter 11 Cases or otherwise required by applicable Law, prior to the Closing each Seller shall use its commercially reasonable efforts to cause the Purchased Subsidiaries and each of their respective Subsidiaries to (x) conduct their respective operations (including their working capital and cash management practices) in the ordinary course of business and (y) use their commercially reasonable efforts to preserve intact their respective business organizations and keep available the services of their officers and employees and (z) institute commercially reasonable measures to safeguard, protect and keep secure the Acquired Assets and store them in an adequate facility and shall use commercially reasonable efforts to maintain all property, casualty and other insurance policies or suitable renewals or replacements thereof, that currently cover such assets. The Sellers shall take commercially reasonable actions necessary to maintain such facilities, maintain existing insurance policies covering such facilities and assets and comply with the terms of all applicable leases and/or sub leases of the facilities that hold the Acquired Assets.

        (b) In addition to the rights set forth in Section 8.1 and 8.2, during the period from execution of this Agreement to the Closing Date: (i) Seller shall permit the Purchaser and any number of its representatives (including, without limitation, its accountants, lawyers and financial advisors) to be present at the premises operated by any of the Purchased Entities and to participate in the day-to-day operations and management of the Purchased Entities; and (ii) Seller shall first obtain the consent of the Purchaser's representatives to the entry by any of the Purchased Entities into any material Contract, agreement or commitment or any material amendment to any existing Contract.

        (c) Except as expressly required by this Agreement or first approved in writing by the Purchaser or by Purchaser's representatives present at the premises operated by any of the Purchased Entities, and to the extent not inconsistent with the Bankruptcy Code, or any orders entered by the Bankruptcy Court in the Chapter 11 Cases or otherwise required by applicable

Law, during the period from execution of this Agreement to the Closing Date, each Seller shall not authorize, instruct or cause either Purchased Subsidiary and/or any of their respective Subsidiaries (whether by voting as a director or shareholder of any such Person, enforcement of the terms of any Contract with any such Person, or otherwise) to:

                (i) except as set forth on Schedule 8.1(b)(i), sell, lease, license, encumber or dispose of any assets or properties of any Purchased Subsidiary or any of their respective Subsidiaries other than (x) sales of inventory in the ordinary course of business consistent with past practice and
(y) sales of other assets in the ordinary course of business consistent with past practice or in amounts not material, individually or in the aggregate, to a Purchased Subsidiary and its Subsidiaries taken as a whole;

                (ii) enter into any material Contract, agreement or commitment, or engage in any other material transaction which is not in the ordinary course of business;

                (iii) amend or restate its charter or by-laws (or comparable organizational or governing documents) or undertake any corporate restructuring;

                (iv) authorize for issuance, issue, sell or deliver (x) any capital stock of, or other equity or voting interest in, either Purchased Subsidiary or any of its Subsidiaries or (y) any securities convertible into, exchangeable for, or evidencing the right to subscribe for or acquire any shares of capital stock of, or other equity or voting interest in, either Purchased Subsidiary or any of its Subsidiaries, except that the Sellers may cause the transfer or registration of record ownership of any ACT Thailand Shares or ACT UK Shares paid for in full by the Company prior to the date hereof into the name of the Company;

                (v) declare, pay or set aside any dividend or make any distribution with respect to, or split, combine, redeem, reclassify, purchase or otherwise acquire directly, or indirectly, any shares of capital stock of, or other equity or voting interest in, either Purchased Subsidiary or any of its Subsidiaries, or make any other change in the capital structure of either Purchased Subsidiary or any of its Subsidiaries;

                (vi) increase the compensation or benefits payable (including, but not limited to, wages, salaries, bonuses or any other remuneration) or to become payable by either Purchased Subsidiary or any of its Subsidiaries to any director, officer or employee or any director of either Purchased Subsidiary or any of its respective Subsidiaries;

                (vii) incur, assume or (in a manner materially adverse to either Purchased Subsidiary and its Subsidiaries taken as a whole) modify any Indebtedness, except Indebtedness (x) incurred pursuant to existing credit agreements or (y) in the ordinary course of business in amounts not material to the Purchased Entities taken as a whole, or prepay any Indebtedness in excess of $100,000 for borrowed money;

                (viii) subject any capital stock, or other equity or voting interests of either Purchased Subsidiary or its Subsidiaries to any additional Lien (other than Permitted Liens);

                (ix) acquire any business or Person, by merger or consolidation, purchase of substantial assets or equity interests, or by any other manner, in a single transaction or a series of related transactions;

                (x) make any change in any method of accounting or auditing practice other than those required by US GAAP, UK GAAP or Thai GAAP, as the case may be;

                (xi) make any Tax election or settle and/or compromise any Tax liability; prepare any Tax returns in a manner which is inconsistent with the past practices of such Transaction Party, with respect to the treatment of items on such returns; incur any liability for Taxes other than in the ordinary course of business; or file an amended return or a claim for refund of Taxes with respect to the income, operations or property of either Purchased Subsidiary or its Subsidiaries (subject to the last sentence of Section 8.8);

                (xii) plan, announce, implement or effect any reduction in force, lay-off, early retirement program, severance program or other program or effort concerning the termination of employment of employees of any Purchased Subsidiary or any of their respective Subsidiaries (other than routine employee terminations);

                (xiii) make any loans, advances or capital contributions to, or investments in, any other Person other than in the ordinary course of business or in amounts not material, individually or in the aggregate, to either Purchased Subsidiary and its Subsidiaries, taken as a whole;

                (xiv) enter into any Contract with any Seller or any Excluded Subsidiary except in the ordinary course of business on an arm's length basis and in a manner not materially adverse to the Purchased Subsidiaries;

                (xv) commence any winding up, dissolution, liquidation or voluntary bankruptcy case under applicable Law; and

                (xvi) enter into any Contract or letter of intent (whether or not binding) with respect to, or commit or agree to do, whether or not in writing, any of the foregoing.

        For purposes of clarity, future payments as used in the covenants set forth in this Section 8.1 means payments after the date of this Agreement.

        (d) During the period from the date of this Agreement to the Closing Date, the Company shall direct the management of the Purchased Subsidiaries and their respective Subsidiaries to report on a daily basis or as otherwise requested by Purchaser to one or more designated representatives of Purchaser on any material operational matters and to report the general status of ongoing operations.

        (e) The Company shall direct the management of the Purchased Entities to keep, all insurance policies currently maintained with respect to the Purchased Subsidiaries and their Subsidiaries and their respective assets and properties, or suitable replacements or renewals, in full force and effect through the close of business on the Closing Date. Any insurance proceeds received by any Purchased Entity or on behalf of any Purchased Entity between the period from the execution of this Agreement to the Closing Date shall not be distributed to the Sellers or if received by the Seller, shall not be used for any purpose other than for the benefit of such relevant Purchased Entity.

        (f) Except as expressly required by this Agreement or first approved in writing by the Purchaser, and to the extent not inconsistent with the Bankruptcy Code, or any orders entered by the Bankruptcy Court in the Chapter 11 Cases or otherwise required by applicable Law, each Seller prior to the Closing, shall not sell, lease, license, encumber or dispose of any of the Purchased Shares or any securities of their respective Subsidiaries.

        No representation or warranty of Sellers is made, and no breach of any covenant of Sellers shall be deemed to have occurred, with respect to any matter resulting from actions taken, caused to be taken or omitted to be taken by the Purchaser.

        Section 8.2 REVIEW OF THE COMPANY AND THE PURCHASED SUBSIDIARIES; CONFIDENTIALITY. In addition to the foregoing, Purchaser may, at any time prior to the Closing Date, through its representatives, review the properties, books and records of the Transaction Parties to familiarize itself with their respective businesses, and the Purchased Subsidiaries, to the extent that the same is not prohibited by applicable Law. At any time prior to the Closing, the Sellers shall permit the Purchaser and its representatives (including, without limitation, its accountants, lawyers and financial advisors) to have full access to the premises and to the books and records of the Transaction Parties during normal working hours to conduct such review and the Company shall cause the officers, employees, counsel, accountants, consultants and other representatives of the Transaction Parties to furnish Purchaser with such financial, operating and other information with respect to the business and properties of the Transaction Parties as Purchaser shall from time to time reasonably request. Such review shall not, however, affect the representations and warranties made by each of the Sellers in this Agreement or any of the other agreements executed in connection herewith or the remedies of Purchaser for breaches of those representations and warranties or any condition to the obligations of Purchaser. The Parties acknowledge that the Purchaser (or an Affiliate of the Purchaser) and the Company have entered into a Confidentiality Agreement dated March 18, 2002 (the "CONFIDENTIALITY AGREEMENT") and the Purchaser confirms that it and its Affiliates and its representatives will comply with their respective obligations thereunder and that information obtained during any such review or otherwise will be subject to the terms of the Confidentiality Agreement.

        Section 8.3 REASONABLE EFFORTS; COOPERATION; CONSENTS AND APPROVALS. Subject to the Sellers' obligations to comply with any order of the Bankruptcy Court and the Sellers' carrying out the activities contemplated by the Sale Procedures, each of the Parties agrees to use its commercially reasonable efforts to take, or cause to be taken, all action to do or cause to be done, and to assist and cooperate with each other Party in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement (in each case, to the extent that the same is within the control of such Party), including, without limitation, (i) compliance with applicable antitrust Laws in all respects (including the filing of notification and report forms pursuant to the HSR Act) and any Bankruptcy Court approvals, consents and orders, (ii) the obtaining of all necessary waivers, consents and approvals from Governmental Authorities and the making of all necessary registrations and filings and the taking of all reasonable steps as may be necessary to obtain any approval or waiver from, or to avoid any action or proceeding by, any Governmental Authority, (iii) the defending of any lawsuits or any other legal proceedings whether judicial or administrative, challenging this Agreement, the Ancillary Agreements or the consummation of the transactions contemplated hereby and thereby and (iv) causing the conditions set forth in Articles IX and X to be satisfied. Except as otherwise contemplated by the Sale Procedures, the Sellers will use their commercially reasonable efforts to obtain from the Bankruptcy Court all orders, consents and approvals necessary to consummate the transactions contemplated by this Agreement, including without limitation, the Approval Order.

        Section 8.4 SALE PROCEDURES. The Sellers (a) will conduct the auction process in accordance with the Sale Procedures and (b) will not amend, waive, modify or supplement in any material respect the Sale Procedures, without the prior written consent of Purchaser (which may be withheld in its sole discretion), except as required or ordered by the Bankruptcy Court.

        Section 8.5 PUBLIC DISCLOSURE. Except as otherwise required by Law, as contemplated by the Sale Procedures or as may be necessary or appropriate in connection with the pending Chapter 11 Cases in respect of the Sellers, each Party and its Affiliates shall consult with the other Party and obtain such Party's agreement before issuing any press release or otherwise making any public statements with respect to this Agreement or the matters contained herein and will not issue any such press release or make any such statement prior to such consultation and agreement. Notwithstanding the foregoing, the Company may as contemplated by the Sale Procedures and otherwise in furtherance of the sale of its assets, make public statements with respect to this Agreement and the matters contained herein.

        Section 8.6 BOOKS AND RECORDS. Until the third anniversary of the Closing Date, the Company and its Affiliates will, to the extent necessary in connection with any Taxes, without charge to Purchaser, (i) retain and, as Purchaser may reasonably request, permit Purchaser and its agents to inspect and copy all original books, records and other documents and all electronically archived data not deliverable to Purchaser at Closing related to ACT-UK and ACT-Thailand, or any of their Subsidiaries and (ii) make reasonably available to Purchaser the officers, directors, employees and agents of Company and its Affiliates. The Company and its Affiliates shall from and after the Closing Date, preserve all such original books, records and other documents and all electronically archived data related to the ACT-UK and ACT-Thailand and each of their Subsidiaries for a period of three (3) years, and thereafter, not destroy or dispose of such original books, records or other documents or any electronically archived data without giving written notice to Purchaser of such pending disposal and offering Purchaser the right to copy such information. Notwithstanding anything to the contrary contained in this Section 8.6, the Company shall be entitled during such three year period to dispose of the original books, records and other documents and all electronically archived data described in such notice if Purchaser shall fail to request copies of such books, records and files within ninety (90) days after receipt of the notice described in the preceding sentence.

        Section 8.7 ACCESS TO RECORDS AND CERTAIN PERSONNEL. Following the Closing, (a) Purchaser shall permit Sellers and any successors or assigns, their counsel, tax advisors and other Affiliates reasonable access to (i) the financial and other books and records relating to the operation of the Purchased Entities prior to the Closing (whether in documentary or data form) and (ii) the continuing employees of the Purchased Entities for any purpose relating to the sale, operation, winding down, liquidation and final administration of the Seller's remaining business or the bankruptcy estate, which access shall include (i) the right of such professionals to copy and use such documents and records relating to periods prior to the Closing as they may request, and (ii) Purchaser's copying and delivering to Sellers or their professionals such documents or records as they may request relating to periods prior to the Closing (provided, that Sellers reimburse Purchaser for the reasonable out-of-pocket expenses thereof), and (b) Purchaser shall provide the Sellers and such professionals (at no costs to the Sellers) with reasonable access to management-level employees during regular business hours to assist the Sellers in connection with the foregoing.

        Section 8.8 TAX REFUNDS. Any Tax refund (including any interest in respect thereof) received by the Company (or any Affiliate thereof) and any amounts of overpayments of Tax credited against Tax that the Company (or any Affiliate thereof) otherwise would be or would have been required to pay that relate to any taxable period of ACT-UK and ACT-Thailand or any of their Subsidiaries shall be for the account of Purchaser, and the Company shall pay over to Purchaser any such refund or the amount of any such credit within fifteen (15) days after receipt or entitlement thereto. The Company shall pay Purchaser interest at the rate prescribed under Section 6621(a)(1) of the Code, compounded daily, on any amount not paid when due under this Section. Notwithstanding anything to the contrary set forth in this Section 8.8, the Sellers shall be entitled to keep for their own account (without any payment to Purchaser or the Purchased Entities) any and all U.S. Tax refunds, Tax prepayments, overpayments, credits and the like in each case to the extent that such U.S. Tax refunds, Tax prepayments, overpayments, credits and the like relate to the U.S. state and federal Tax returns of the Sellers and their consolidated group, including but not limited to, that certain refund for U.S. Taxes of approximately $4,800,000.00 with respect to the Company, and the Sellers may do all acts and things necessary or desirable to obtain such refund.

It is understood and agreed that in the event the Company elects to exercise the Acquired Assets Exclusion Right, then each of the foregoing covenants of the Sellers need not be performed by the Sellers to the extent that they relate to the Acquired Assets.

                                   ARTICLE IX
                 CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER

        Section 9.1 CONDITIONS TO THE PURCHASER'S OBLIGATIONS. The obligations of the Purchaser to consummate the Closing are conditioned upon the satisfaction or waiver in writing, on or prior to the Closing Date, of each of the following conditions (it being understood that in the event the Sellers elect to exercise its Acquired Assets Exclusion Right, then each of the following conditions need not be satisfied as they relate to the Acquired
Assets:

        Section 9.2 REPRESENTATIONS AND WARRANTIES. The representations and warranties (taken as a whole) of the Sellers contained in this Agreement or in any Schedule, Exhibit or certificate delivered pursuant to this Agreement (x) qualified by materiality shall be true and correct in all respects without further qualification as of the Closing Date, as if made on such date (except for representations and warranties that relate to a specific date, which shall be true and correct in all respects as of such date), and (y) that are not so qualified shall be true and correct in all material respects without further qualification as of the Closing Date, as if made on such date (except for representations and warranties that relate to a specific date, which shall be true and correct in all material respects as of such date), and each of the Sellers shall have delivered to the Purchaser a certificate, dated the Closing Date, to such effect; provided, that for purposes of this Section 9.2 only, the representations and warranties set forth in Sections 6.11, 6.12 and 6.13 shall be read as if such representations and warranties were not qualified as to the Knowledge of the Seller; provided, further that no breach of any representation or warranty of the Sellers shall be deemed to have occurred with respect to any matter resulting from the acts or omissions of the Purchaser or any of its Affiliates.

        Section 9.3 PERFORMANCE OF AGREEMENTS. Each and all of the agreements of the Sellers to be performed on or prior to the Closing pursuant to the terms hereof shall have been duly performed in all material respects and each Seller shall have delivered to the Purchaser a certificate, dated the Closing Date, to such effect; provided that no failure to perform any agreement of the Sellers shall be deemed to have occurred with respect to any matter resulting from the acts or omissions of the Purchaser or any of its Affiliates.

        Section 9.4 NO INJUNCTION. No court or other Governmental Authority shall have issued an Order or stay pending appeal which shall then be in effect restraining or prohibiting the completion of the transactions contemplated hereby.

        Section 9.5 STATUTES. No Law of any kind shall have been enacted, entered, promulgated or enforced by any Governmental Authority which prohibits, or has the effect of making illegal, the consummation of the transactions contemplated hereby.

        Section 9.6 GOVERNMENTAL AND OTHER APPROVALS. All material governmental consents and approvals necessary to permit the consummation of the transactions contemplated by this Agreement shall have been obtained and delivered to Purchaser. All filings under the HSR Act shall have been made and any required waiting period under such laws (including any extensions thereof obtained by request or other action of any Governmental Authority) applicable to the transactions contemplated hereby shall have expired or been earlier terminated.

        Section 9.7 BANKRUPTCY MATTERS. The Bankruptcy Court shall have entered (i) the Sale Procedures Order and (ii) the Approval Order; and the Approval Order shall not have been stayed, reversed or modified in a manner materially adverse to the Purchaser.

        Section 9.8 FIRPTA CERTIFICATE. Each of the Sellers shall furnish to Purchaser, on or before the Closing Date, a copy of a statement, dated not more than thirty (30) days prior to the Closing Date, issued by such Seller pursuant to Treasury Regulations 1.1445-2(b), certifying as to such Seller's non-foreign status.

        Section 9.9 NO MATERIAL ADVERSE CHANGE. Since the date hereof, there shall have been no Material Adverse Change with respect to either Purchased Subsidiary and its Subsidiaries, taken as a whole, and no events, facts or circumstances shall have occurred which could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change with respect to either Purchased Subsidiary and its Subsidiaries, taken as a whole, and the Company shall have delivered to Purchaser a certificate, dated the Closing Date, to such effect.

        Section 9.10 RELEASE OF LIENS. All (i) Liens on the Purchased Shares and (ii) Liens arising under the Credit Agreement and the DIP Credit Agreement on the assets or shares of any of the Purchased Entities shall have been released and are of no further force and effect and the Purchaser shall have received copies of termination statements and other documents reasonably satisfactory to Purchaser that all such Liens have been released and are of no further force and effect effective on or before the Closing Date.

        Section 9.11 LEMELSON SUBLICENSE FOR ACT-THAILAND AND ACT UK. The Company shall grant, or shall cause any assignee of the Lemelson License to grant, a fully-paid, non-exclusive sublicense on an "as-is" basis to ACT-Thailand (or Purchaser solely as the acquirer of ACT-Thailand) of its rights pursuant to the Lemelson License on terms and conditions reasonably satisfactory to the Purchaser solely to the extent permitted by the terms and conditions specified in the Lemelson License (including Purchaser's acknowledgement that the Company will assign the Lemelson License).

        Section 9.12 NATWEST FACILITY. The NatWest Facility shall have been terminated and all amounts due and owing pursuant to the NatWest Facility shall have been paid and the Purchaser shall have received copies of documents, in a form reasonably satisfactory to the Purchaser, from NatWest Bank confirming that
(i) any and all amounts due and owing pursuant to the NatWest Facility have been paid and the NatWest Facility has been terminated, and (ii) an acknowledgement that consent of NatWest to any sale of shares of ACT UK is not required.

        Section 9.13 ASSUMED CONTRACTS. The Purchaser shall have received the consent by Emerson to the assignment and assumption of the Assumed Contracts to the Purchaser.

                                   ARTICLE X
                  CONDITIONS TO THE OBLIGATIONS OF THE SELLERS

        Section 10.1 CONDITIONS TO THE SELLERS' OBLIGATIONS. The obligations of the Sellers to consummate the Closing are conditioned upon the satisfaction or waiver in writing (subject to applicable Law), on or prior to the Closing Date, of each of the following conditions (it being understood that in the event the Sellers elect to exercise its Acquired Assets Exclusion Right, then each of the following conditions need not be satisfied as they relate to the Acquired
Assets:

        Section 10.2 REPRESENTATIONS AND WARRANTIES. The representations and warranties (taken as a whole) of the Purchaser contained in this Agreement or in any Schedule, Exhibit or certificate delivered pursuant to this Agreement (x) qualified by materiality shall be true and correct in all respects without further qualification as of the Closing Date, as if made on such date (except for representations and warranties that relate to a specific date, which shall be true and correct in all material respects as of such date), and (y) that are not so qualified shall be true and correct in all material respects without further qualification as of the Closing Date, as if made on such date (except for representations and warranties that relate to a specific date, which shall be true and correct in all material respects as of such date), and the Purchaser shall have delivered to the Sellers a certificate, dated the Closing Date, to such effect.

        Section 10.3 PERFORMANCE OF AGREEMENTS. Each and all of the agreements of the Purchaser to be performed on or prior to the Closing pursuant to the terms hereof shall have been duly performed in all material respects, and the Purchaser shall have delivered to the Sellers a certificate, dated the Closing Date, to such effect.

        Section 10.4 NO INJUNCTION. No court or other Government Authority shall have issued an Order or stay pending appeal which shall then be in effect restraining or prohibiting the completion of the transactions contemplated hereby.

        Section 10.5 STATUTES. No Law of any kind shall have been enacted, entered, promulgated or enforced by any Governmental Authority which prohibits, or has the effect of making illegal, the consummation of the transactions contemplated hereby.

        Section 10.6 GOVERNMENTAL APPROVALS. All material governmental consents and approvals necessary to permit the consummation of the transactions contemplated by this Agreement shall have been obtained. All filings under the HSR Act shall have been made and any required waiting period under such laws (including any extensions thereof obtained by request or other action of any Governmental Authority) applicable to the transactions contemplated hereby shall have expired or been earlier terminated.

        Section 10.7 BANKRUPTCY MATTERS. The Bankruptcy Court shall have entered (i) the Sale Procedures Order and (ii) the Approval Order and the Approval Order shall not have been stayed, reversed or modified in a manner materially adverse to the Sellers, taken as a whole.

                                   ARTICLE XI
           NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES; TERMINATION

        Section 11.1    NO SURVIVAL OF REPRESENTATIONS OR WARRANTIES. Subject to
Section 11.5, all covenants to be performed prior to the Closing, and all the representations and warranties of the Parties in this Agreement or in any certificate or instrument delivered pursuant to this Agreement shall terminate and shall not survive beyond the Closing Date and none of the Parties will have any liability therefor after the Closing; provided, that the covenants set forth in Sections 8.6 shall survive their stated term and the covenants set forth in Sections 2.4, 8.7, 8.8 and 12.2 shall survive until the expiration of the applicable statutory period of limitations. The Confidentiality Agreement shall survive any termination of this Agreement.

        Section 11.2 EVENTS OF TERMINATION. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time on or after the date hereof and prior to the Closing:

        (a)     by mutual written consent of the Parties;

        (b) by the Purchaser, if the Closing shall not have occurred by August 15, 2002 (or such later date as shall be agreed to in writing by the Purchaser) or by the Company, on behalf of the Sellers, if the Closing shall not have occurred by September 15, 2002 (or such later date as shall be agreed to in writing by the Company); PROVIDED that if the Closing shall not have occurred because any required waiting period under the HSR Act (including any extensions thereof obtained by request or other action of any Government Authority) applicable to the transactions contemplated hereby shall have not expired or been terminated then the parties agree to extend the date by which Closing must have occurred to a date after such required waiting period shall have expired or been terminated; PROVIDED, that the right to terminate this Agreement under this Section 11.2(b) shall not be available to the Party seeking to terminate this Agreement if the failure to close under this Agreement on or before such date is a result of a willful breach of this Agreement by such Party;

        (c) by the Company, on behalf of the Sellers, if there has been a breach of any covenant or a breach of any representation or warranty of the Purchaser (other than the representations and warranties contained in Section 7.6), which breach would cause the failure of any condition set forth in Article X; PROVIDED, that any such breach has not been cured within ten (10) Business Days following receipt by the Purchaser of written notice of such breach;

        (d) by the Purchaser, if there has been a breach of any covenant or a breach of any representation or warranty of any Seller, which breach would cause the failure of any condition set forth in Article IX; PROVIDED, that any such breach has not been cured within ten (10) Business Days following receipt by such Seller of written notice of such breach; and PROVIDED, FURTHER, that the Purchaser shall not be entitled to terminate this Agreement pursuant to this
Section 11.2(d) if (x) the Purchaser or any of its Affiliates causes the failure of any such condition or (y) in connection with an alleged breach of Section 6.11, 6.12 or 6.13, the Sellers can prove that there was an event, fact or circumstance that was Known to the Purchaser as of the date hereof that constituted, or would reasonably be expected to result in, a breach of any of the representations and warranties of the Sellers contained in Section 6.11,
6.12 or 6.13;

        (e) by the Purchaser or the Company, on behalf of the Sellers, if there shall be any Law of any Governmental Authority that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or if any judgment, injunction or decree of any competent authority prohibiting such transactions is entered and such judgment, injunction or decree shall have become final and non-appealable, PROVIDED, HOWEVER, that neither the Purchaser nor the Company may terminate this Agreement pursuant to this Section 11.2(e) unless the party seeking to so terminate this Agreement has used commercially reasonable efforts to oppose any such Governmental Authority judgment, injunction or decree or to have such Governmental judgment, injunction order or decree vacated or made inapplicable to the transactions contemplated by this Agreement;

        (f) by the Purchaser, if the Approval Order has not been entered in form and substance reasonably satisfactory to Purchaser on or prior to July 9, 2002, or such other date agreed to by Purchaser in writing; or

        (g) by the Purchaser, if the Chapter 11 cases are converted to cases under Chapter 7 of the Bankruptcy Code.

        Section 11.3 EFFECT OF TERMINATION. Except as otherwise provided in this Section 11.3, in the event that this Agreement shall be terminated in accordance with Section 11.2, all obligations of the Parties under this Agreement shall terminate without further liability of any Party hereunder. Upon termination of this Agreement (other than a termination by the Company under Section 11.2(c) or termination by the Company under Section 11.2(b) in the event the failure to close under this Agreement is a result of a willful breach of this Agreement by the Purchaser), the Deposit and all accrued interest and other earnings thereon shall be released to the Purchaser in accordance with the terms of the Escrow Agreement. Upon termination by the Company under Section 11.2(c) or termination by the Company under Section 11.2(b) in the event the failure to close under this Agreement is a result of a willful breach of this Agreement by the Purchaser, the Deposit and all accrued interest and other earnings thereon shall be delivered to the Company in accordance with the terms of the Escrow Agreement and any and all rights of the Purchaser in and to the Deposit and all accrued interest and other earnings thereon shall be extinguished.

        Section 11.4 EXCLUSIVE REMEDY. The provisions of Section 11.3 shall be the exclusive remedy of the non-breaching party in the event that this Agreement is terminated pursuant to Section 11.2.

        Section 11.5 NON-LIMITATIONS OF REMEDIES. Notwithstanding any other provision of this Agreement to the contrary, nothing contained in this Article XI shall limit the remedies of the Parties after the Closing for breaches of representations and warranties resulting from fraud or intentional misrepresentation by any of the other Parties or the willful breach or willful failure of the other Parties to perform any covenant or agreement contained herein.

                                   ARTICLE XII
                                  MISCELLANEOUS

        Section 12.1 EXPENSES; FEES. Each of the Parties shall pay all of its own expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel, financial advisors and accountants. The Purchaser shall be responsible for HSR Act filing fees and any other fees related to any other applicable antitrust Laws in respect of the transactions contemplated by this Agreement.

        Section 12.2 TRANSFER TAXES. In the event, notwithstanding the operation of Section 1146 of the Bankruptcy Code, that Transfer Taxes are assessed for any reason, then the Purchaser shall bear the cost of such Transfer Taxes along with any recording and filing fees. The Purchaser and the Sellers agree to cooperate to determine the amount of Transfer Taxes payable in connection with the transactions contemplated under this Agreement. The Purchaser shall bear the cost of any sales or use tax that may be imposed as a result of the transactions contemplated by this Agreement. The Sellers agree to cooperate with Purchaser to the extent that Purchaser reasonably requests Sellers' participation in obtaining an exemption from any sales or use tax that would otherwise be imposed as a result of the transactions contemplated by this Agreement. The Purchaser and the Sellers agree to cooperate in the preparation and filing of any and all required returns for or with respect to such Transfer Taxes and/or sales or use taxes with any and all appropriate taxing authorities. It is expressly agreed and understood that the Sellers intend to seek Bankruptcy Court approval to exempt the transactions contemplated by this Agreement under Bankruptcy Code Section 1146(c) such that the transaction will, to the extent possible, not be the subject of any transfer tax, stamp or similar tax.

        Section 12.3 APPLICABLE LAW. THIS AGREEMENT IS TO BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH U.S. FEDERAL BANKRUPTCY LAW, TO THE

EXTENT APPLICABLE, AND OTHERWISE IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS SHALL GOVERN, WITHOUT REFERENCE TO CHOICE OF LAW PRINCIPLES, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

        Section 12.4 JURISDICTION; WAIVER OF JURY TRIAL. (a) THE BANKRUPTCY COURT WILL HAVE JURISDICTION OVER ANY AND ALL DISPUTES BETWEEN OR AMONG THE PARTIES, WHETHER IN LAW OR EQUITY, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY AGREEMENT CONTEMPLATED HEREBY; PROVIDED THAT IF THE BANKRUPTCY COURT IS UNWILLING OR UNABLE TO HEAR ANY SUCH DISPUTE, THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE COMMONWEALTH OF MASSACHUSETTS WILL HAVE SOLE JURISDICTION OVER ANY AND ALL DISPUTES BETWEEN OR AMONG THE PARTIES, WHETHER IN LAW OR EQUITY, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY AGREEMENT CONTEMPLATED HEREBY.

        (b) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

        Section 12.5 CAPTIONS; HEADINGS; TABLE OF CONTENTS. The Article and Section captions and the headings and table of contents set forth herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

        Section 12.6 NOTICES. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given (i) five (5) Business Days following deposit in the mails within the continental United States if sent by registered or certified mail, postage prepaid, (ii) when sent, if sent by facsimile transmission, if receipt thereof is confirmed by telephone,
(iii) when delivered, if delivered personally to the intended recipient and (iv) two (2) Business Days following deposit within the continental United States with a nationally recognized overnight courier service, in each case addressed as follows:

        (a)     if to the Sellers, to:

                        ACT Manufacturing, Inc.
                        2 Cabot Road
                        Hudson, Massachusetts 01749
                        Attention: John A. Pino
                        Tel.: (978) 567-4000
                        Fax: (978) 567-4099

                        with a copy (which shall not constitute notice) to:

                        Testa, Hurwitz & Thibeault, LLP
                        125 High Street

                        Boston, Massachusetts  02110
                        Attention: John A. Meltaus, Esq.
                        Tel.: (617) 248-7000
                        Fax: (617) 248-7100

                        with a further copy (which shall not constitute notice) to:

                        Mintz Levin Cohen Ferris, Glovsky & Popeo PC
                        One Financial Center
                        Boston, Massachusetts 02111
                        Attention: Richard E. Mikels, Esq.
                        Tel.: (617) 542-6000
                        Fax: (617) 542-2241

        (b)     if to the Purchaser or the Guarantor, to:

                        Benchmark Electronics, Inc.
                        3000 Technology Drive
                        Angleton, Texas 77515
                        Attention: Anh Tran, Corporate Counsel
                        Tel.: (979) 848-5247
                        Fax: (979) 848-5225

                        with a copy (which shall not constitute notice) to:

                        Foley Hoag LLP
                        155 Seaport Boulevard
                        Boston, Massachusetts 02210-2600
                        Attention: Edward N. Gadsby, Jr.
                        Tel.: 617-832-1123
                        Fax: 617-832-7000

or to such other Person or address as any Party shall specify by notice in writing to each of the other Parties. All such notices, requests, demands, waivers and communications shall be deemed to have been received on the date set forth above except for a notice of a change of address, which shall be effective only upon receipt thereof.

        Section 12.7 ASSIGNMENT; PARTIES IN INTEREST. This Agreement may not be transferred, assigned, pledged or hypothecated by any Party, other than by operation of Law; provided, that the Purchaser may, without the prior consent of any of the other Parties, transfer or assign, in whole or from time to time in part, to one or more of its Affiliates, the right to purchase all or a portion of the Assumed Contracts and/or the Purchased Shares subject to such assignee(s) agreement in writing addressed to the Sellers to be bound by Purchaser's obligations hereunder, but no such transfer or assignment will relieve the Purchaser of its obligations hereunder. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns.

        Section 12.8 COUNTERPARTS. This Agreement may be executed in two (2) or more counterparts, in original form or by facsimile, each of which shall be deemed an original, but all of which together will constitute one and the same document.

        Section 12.9 ENTIRE AGREEMENT. This Agreement, including the Exhibits, Schedules and other documents referred to herein which form a part hereof, and the Ancillary Agreements and the Confidentiality Agreement, contains the entire understanding of the Parties with respect to the subject matter contained herein and therein. This Agreement and the Ancillary Agreements supersede all prior agreements and understandings between the Parties with respect to such subject matter, other than the Confidentiality Agreement.

        Section 12.10 SEVERABILITY; ENFORCEMENT. The invalidity of any portion hereof shall not affect the validity, force or effect of the remaining portions hereof. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, each Party agrees that a court of competent jurisdiction may enforce such restriction to the maximum extent permitted by law, and each Party hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.

        Section 12.11 AMENDMENTS, WAIVER. This Agreement may not be changed orally, but only by an agreement in writing signed by all Parties. Any provision of this Agreement can be waived, amended, supplemented or modified by written agreement of the Parties. The failure of any Party to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of such Party thereafter to enforce each and every such provision. No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non-compliance.

        Section 12.12 NO STRICT CONSTRUCTION. The Parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by all of the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

        Section 12.13   THIRD PARTY BENEFICIARIES. Other than with respect to
Section 2.4, each Party intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person other than the Parties.

                                    *********

        IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed by its officers thereunto duly authorized, all as of the day and year first above written.

                                            BENCHMARK ELECTRONICS, INC.


                                            By: /s/ CARY T. FU
                                               ---------------------------------
                                               Name:  Cary T. Fu
                                               Title: President


                                            ACT MANUFACTURING, INC.


                                            By: /s/ JOHN A. PINO
                                               ---------------------------------
                                               Name:  John A. Pino
                                               Title: Chief Executive Officer


                                            ACT MANUFACTURING SECURITIES CORP.


                                            By: /s/ JOHN A. PINO
                                               ---------------------------------
                                               Name:  John A. Pino
                                               Title: Chief Executive Officer


                                            ACT MANUFACTURING U.S. HOLDINGS, LLC


                                            By: /s/ JOHN A. PINO
                                               ---------------------------------
                                               Name:  John A. Pino
                                               Title: Chief Executive Officer


                                            CMC INDUSTRIES, INC.


                                            By: /s/ JOHN A. PINO
                                               ---------------------------------
                                               Name:  John A. Pino
                                               Title: Chief Executive Officer

                                                                       EXHIBIT A

                              FORM OF BILL OF SALE

        Pursuant to the entry of the appropriate order by the Bankruptcy Court, ACT Manufacturing, Inc., a Massachusetts corporation, ACT Manufacturing Securities Corp., a Massachusetts corporation, ACT Manufacturing U.S. Holdings, LLC, a Delaware limited liability company and CMC Industries Inc., a Delaware corporation (collectively, the "Sellers"), and pursuant to the Asset and Share Purchase Agreement dated as of June 11, 2002 (the "Asset and Share Purchase Agreement") by and between the Sellers and Benchmark Electronics, Inc., a Texas corporation (the "Purchaser"), the Sellers, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, do hereby sell, transfer, convey, assign and deliver to the Purchaser on the Closing Date, all of the Sellers' right, title and interest in, to and under the Acquired Assets, free and clear of all Liens other than Permitted Liens. Capitalized terms used but not otherwise defined herein shall have the meaning given to them in the Asset and Share Purchase Agreement.

        Sellers, for themselves, their successors and assigns, irrevocably constitute and appoint the Purchaser, its successors and assigns, and each of them, the true and lawful attorney of Sellers, their successors and assigns, with full power of substitution and give and grant unto the Purchaser, its successors and assigns, and each of them, full power and authority in the name of Sellers, their successors and assigns, at any time and from time to time, to demand, sue for, recover and receive any and all rights, demands, claims and causes of action of every kind and description whatsoever incident or relating to the Acquired Assets, for the purpose of fully vesting in the Purchaser, its successors and assigns, all and singular, all the right, title and interest in and to the Acquired Assets.

        To the extent that the assignment to the Purchaser of any Assumed Contract pursuant to the Asset and Share Purchase Agreement is not permitted without the consent of another Person and such restriction cannot be effectively overridden or canceled by the Approval Order, or other related order of the Bankruptcy Court, then the Asset and Share Purchase Agreement and this Bill of Sale will not be deemed to constitute an assignment of or an undertaking or attempt to assign the same or any right or interest therein if such consent is not given; PROVIDED, that the Sellers and the Purchaser will use commercially reasonable efforts, both before and for a six (6) month period after the Closing, to obtain all such consents; PROVIDED FURTHER, that if any such consents are not obtained prior to the Closing, the Sellers will, at the Purchaser's request and at the Company's expense (other than required payments under the relevant Assumed Contract, which shall be paid by the Purchaser), reasonably cooperate with the Purchaser in any lawful and feasible arrangement designed to provide the Purchaser for a six (6) month period following the Closing with the benefits and obligations of any such contract, agreement, license, permit or authorization.

        This Bill of Sale shall be governed by and construed in accordance with 11 U.S.C. Sections 101, ET SEQ., to the extent applicable, and where state law is implicated, the laws of the Commonwealth of Massachusetts shall govern, without reference to choice of law principles, including all matters of construction, validity and performance.

        If there is any conflict as to the terms of this Bill of Sale and the terms of the Asset and Share Purchase Agreement, then the terms of the Asset and Share Purchase Agreement shall prevail.

        This Bill of Sale shall be binding upon the Sellers and their respective successors and assigns and shall inure to the benefit of the Purchaser and its successors and permitted assigns. The covenants of the Sellers contained herein shall survive the execution and delivery of this Bill of Sale in accordance with the terms of the Asset and Share Purchase Agreement.

        IN WITNESS WHEREOF, each of the undersigned has caused this Bill of Sale to be duly executed by its duly authorized officer, all as of the ___ day of [___________].

                                            ACT MANUFACTURING, INC.

                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                            ACT MANUFACTURING SECURITIES CORP.

                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                            ACT MANUFACTURING U.S. HOLDINGS, LLC

                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                            CMC INDUSTRIES, INC.

                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                                                       EXHIBIT B

                   FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

        Pursuant to the entry of the appropriate order by the Bankruptcy Court, THIS ASSIGNMENT AND ASSUMPTION AGREEMENT dated as of [__________], 2002 (this "Assignment and Assumption Agreement") by and between Benchmark Electronics, Inc., a Texas corporation (the "Purchaser") and ACT Manufacturing, Inc., a Massachusetts corporation, ACT Manufacturing Securities Corp., a Massachusetts corporation, ACT Manufacturing U.S. Holdings, LLC, a Delaware limited liability company and CMC Industries Inc., a Delaware corporation (collectively, the "Sellers"), is entered into pursuant to the Asset and Share Purchase Agreement dated as of ________, 2002 by and between the Purchaser, and the Sellers (the "Asset and Share Purchase Agreement"). Capitalized terms used but not otherwise defined herein shall have the meaning given to them in the Asset and Share Purchase Agreement.

        For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in accordance with the Asset and Share Purchase Agreement, the Sellers hereby convey, transfer, assign and deliver to the Purchaser the Assumed Contracts, and the Purchaser hereby assumes and agrees to pay, perform and discharge promptly and fully when due, the Assumed Liabilities.

        The Purchaser and the Sellers agree that, notwithstanding anything to the contrary contained in this Assignment and Assumption Agreement or in the Asset and Share Purchase Agreement, that other than the Assumed Liabilities, the Purchaser is not assuming, and the Sellers are not assigning, any liabilities, commitments or obligations of any kind whatsoever of any Seller or any Excluded Subsidiary, including without limitation, any Indebtedness of such Person (the "Excluded Liabilities"), which Excluded Liabilities shall remain the exclusive responsibility of the Sellers.

        To the extent that the assignment to the Purchaser of any Assumed Contract pursuant to the Asset and Share Purchase Agreement is not permitted without the consent of another Person and such restriction cannot be effectively overridden or canceled by the Approval Order, or other related order of the Bankruptcy Court, then the Asset and Share Purchase Agreement and this Assignment and Assumption Agreement will not be deemed to constitute an assignment of or an undertaking or attempt to assign the same or any right or interest therein if such consent is not given; PROVIDED, that the Sellers and the Purchaser will use commercially reasonable efforts, both before and for a sixty (60) day period after the Closing, to obtain all such consents; PROVIDED FURTHER, that if any such consents are not obtained prior to the Closing, the Sellers will, at the Purchaser's request and the Company's expense (other than required payments under the relevant Assumed Contract, which shall be paid by the Purchaser), reasonably cooperate with the Purchaser for a sixty (60) day period following the Closing in any lawful and feasible arrangement designed to provide the Purchaser with the benefits and obligations of any such contract, agreement, license, permit or authorization.

        This Assignment and Assumption Agreement shall be governed by and construed in accordance with 11 U.S.C. Sections 101, ET SEQ., to the extent applicable, and where state law is implicated, the laws of the Commonwealth of Massachusetts shall govern, without reference to choice of law principles, including all matters of construction, validity and performance.

        If there is any conflict as to the terms of this Assignment and Assumption Agreement and the terms of the Asset and Share Purchase Agreement, then the terms of the Asset and Share Purchase Agreement shall prevail.

        This Assignment and Assumption Agreement shall be binding upon the Purchaser and its successors and assigns and shall inure to the benefit of the Sellers and their respective successors and assigns. The covenants of the Purchaser contained herein shall survive the execution and delivery of this Assignment and Assumption Agreement in accordance with the terms of the Asset and Share Purchase Agreement.

        This Assignment and Assumption Agreement may be executed in one or more counterparts, in original form or by facsimile, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, each of the undersigned has caused this Assignment and Assumption Agreement to be duly executed by its duly authorized officer, all as of the day and year first written above.

                                            BENCHMARK ELECTRONICS, INC.


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                            ACT MANUFACTURING, INC.


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                            ACT MANUFACTURING SECURITIES CORP.


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                            ACT MANUFACTURING U.S. HOLDINGS, LLC


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                            CMC INDUSTRIES, INC.


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                                                       EXHIBIT C

                             SALES PROCEDURES ORDER

                                                                       EXHIBIT D

                                 APPROVAL ORDER

                                       48